                                                                   EXHIBIT 10(b)

              SIXTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                                  by and among

                               PULTE MORTGAGE LLC,

                            THE LENDERS PARTY HERETO,

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                             AS ADMINISTRATIVE AGENT

                                       And

                          J.P. MORGAN SECURITIES INC.,
                      AS LEAD ARRANGER AND SOLE BOOKRUNNER

                                       And

                       LASALLE BANK NATIONAL ASSOCIATION,
                               AS COLLATERAL AGENT

                            dated as of May __, 2006

                                TABLE OF CONTENTS

Article I DEFINITIONS.................................................................................          1
Article II THE CREDITS................................................................................         31
       2.1    Commitment, Sublimits and Types of Advances.............................................         31
       2.2    LIBOR Advances..........................................................................         33
       2.3    Buy Down Loans..........................................................................         33
       2.4    Swingline Advances......................................................................         33
       2.5    Fees....................................................................................         34
       2.6    Method of Requesting New Advances.......................................................         35
       2.7    Changes to Aggregate Commitment.........................................................         35
       2.8    Principal Payments......................................................................         36
       2.9    Changes in Interest Rate, etc...........................................................         37
       2.10   Rates Applicable After Default..........................................................         37
       2.11   Method of Payment.......................................................................         37
       2.12   Noteless Agreement; Evidence of Indebtedness............................................         37
       2.13   Telephonic Notices......................................................................         38
       2.14   Interest Payment Dates; Interest and Fee Basis..........................................         38
       2.15   Notification by the Agent...............................................................         38
       2.16   Lending Installations...................................................................         38
       2.17   Non-Receipt of Funds by the Agent.......................................................         39
Article III CHANGE IN CIRCUMSTANCES...................................................................         39
       3.1    Yield Protection........................................................................         39
       3.2    Changes in Capital Adequacy Regulations.................................................         40
       3.3    Availability of Types of Advances.......................................................         40
       3.4    Taxes...................................................................................         40
       3.5    Mitigation Obligations; Replacement of Lenders..........................................         41
Article IV CONDITIONS PRECEDENT; WITHHOLDING TAX EXEMPTION............................................         42
       4.1    Effectiveness...........................................................................         42
       4.2    Each Advance............................................................................         43
Article V REPRESENTATIONS AND WARRANTIES..............................................................         43
       5.1    Existence and Standing..................................................................         43
       5.2    Authorization and Validity..............................................................         44
       5.3    No Conflict; Government Consent.........................................................         44
       5.4    Financial Statements....................................................................         44
       5.5    Material Adverse Change.................................................................         44
       5.6    Taxes...................................................................................         44
       5.7    Litigation and Contingent Obligations...................................................         45
       5.8    Subsidiaries............................................................................         45
       5.9    ERISA...................................................................................         45
       5.10   Accuracy of Information.................................................................         45
       5.11   Regulation U............................................................................         45
       5.12   Material Agreements.....................................................................         45
       5.13   Compliance With Laws....................................................................         46
       5.14   Ownership of Properties.................................................................         46
       5.15   Plan Assets; Prohibited Transactions....................................................         46
       5.16   Investment Company Act..................................................................         46
       5.17   Public Utility Holding Company Act......................................................         46
       5.18   GNMA, FHA, VA, FNMA, and FHLMC Eligibility..............................................         46
       5.19   Approved Investor Commitments...........................................................         46
       5.20   Accuracy of Representations and Warranties..............................................         47
       5.21   No Defaults.............................................................................         47
       5.22   USA Patriot Act Notice..................................................................         47
Article VI COVENANTS..................................................................................         47
       6.1    Financial Reporting.....................................................................         47

       6.2    Use of Proceeds.........................................................................         49
       6.3    Notice of Default.......................................................................         49
       6.4    Conduct of Business.....................................................................         50
       6.5    Taxes...................................................................................         50
       6.6    Insurance...............................................................................         50
       6.7    Compliance with Laws....................................................................         50
       6.8    Maintenance of Properties...............................................................         50
       6.9    Inspection..............................................................................         51
       6.10   Dividends...............................................................................         51
       6.11   Intentionally Omitted...................................................................         51
       6.12   Merge...................................................................................         51
       6.13   Sale of Assets..........................................................................         51
       6.14   Investments and Acquisitions............................................................         51
       6.15   Liens...................................................................................         52
       6.16   Affiliates..............................................................................         54
       6.17   Financial Covenants.....................................................................         54
       6.18   Compliance with Security Agreement......................................................         54
       6.19   Recourse Servicing......................................................................         55
       6.20   Federal Agency Approvals................................................................         55
       6.21   Approved Investor Commitments...........................................................         55
       6.22   Negative Pledges........................................................................         55
       6.23   Keeping of Records and Books of Account.................................................         55
       6.24   Hedging Program.........................................................................         55
       6.25   Agreements to Pledge Mortgage Loans.....................................................         56
Article VII DEFAULTS..................................................................................         56
Article VIII COLLATERAL, ACCELERATION AND OTHER REMEDIES..............................................         58
       8.1    Security and Collateral Agency Agreement................................................         58
       8.2    AP Mortgages............................................................................         58
       8.3    Release of Collateral...................................................................         58
       8.4    Cash and Collateral Account; Settlement Account; Reconciliation Process.................         59
       8.5    Termination.............................................................................         60
       8.6    Acceleration............................................................................         60
       8.7    Other Remedies..........................................................................         60
       8.8    Application of Proceeds.................................................................         61
       8.9    Preservation of Rights..................................................................         62
       8.10   Actions Under Acknowledgement Agreements................................................         62
       8.11   Transition from Prior Facility..........................................................         63
Article IX AMENDMENTS; WAIVERS; GENERAL PROVISIONS....................................................         63
       9.1    Amendments and Waivers..................................................................         63
       9.2    Survival of Representations.............................................................         64
       9.3    Governmental Regulation.................................................................         64
       9.4    Headings................................................................................         64
       9.5    Entire Agreement........................................................................         64
       9.6    Several Obligations; Benefits of this Agreement.........................................         64
       9.7    Expenses; Indemnification...............................................................         64
       9.8    Nonliability of Lenders.................................................................         65
       9.9    Severability of Provisions..............................................................         65
       9.10   Numbers of Documents....................................................................         65
       9.11   Accounting..............................................................................         66
       9.12   Confidentiality.........................................................................         66
       9.13   Nonreliance.............................................................................         66
       9.14   Disclosure..............................................................................         67
Article X THE AGENT AND THE COLLATERAL AGENT..........................................................         67
       10.1   Appointment; Nature of Relationship.....................................................         67

       10.2   Powers..................................................................................         67
       10.3   General Immunity........................................................................         67
       10.4   No Responsibility for Loans, Recitals, etc..............................................         67
       10.5   Action on Instructions of Lenders.......................................................         68
       10.6   Employment of Agents and Counsel........................................................         68
       10.7   Reliance on Documents; Counsel..........................................................         68
       10.8   Agent's Reimbursement and Indemnification...............................................         68
       10.9   Notice of Default.......................................................................         69
       10.10  Rights as a Lender......................................................................         69
       10.11  Lender Credit Decision..................................................................         69
       10.12  Successor Agent.........................................................................         69
       10.13  Delegation to Affiliates................................................................         70
       10.14  Collateral Releases.....................................................................         70
Article XI SETOFF; RATABLE PAYMENTS...................................................................         70
       11.1   Setoff..................................................................................         70
       11.2   Ratable Payments........................................................................         70
       11.3   Custodial Accounts......................................................................         70
Article XII ASSIGNMENTS; PARTICIPATIONS; COMMITMENT INCREASES.........................................         71
       12.1   Successors and Assigns..................................................................         71
       12.2   Participations..........................................................................         71
       12.3   Assignments.............................................................................         72
       12.4   Intentionally Omitted...................................................................         72
       12.5   Dissemination of Information............................................................         73
       12.6   Tax Treatment...........................................................................         73
Article XIII NOTICES..................................................................................         73
       13.1   Notices.................................................................................         73
       13.2   Change of Address.......................................................................         73
Article XIV COUNTERPARTS..............................................................................         73
Article XV CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL...............................         73
       15.1   CHOICE OF LAW...........................................................................         73
       15.2   CONSENT TO JURISDICTION.................................................................         74
       15.3   WAIVER OF JURY TRIAL....................................................................         74
RECITALS..............................................................................................         23

              SIXTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

      This SIXTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of May __, 2006 is among PULTE MORTGAGE LLC, a Delaware limited liability company (the "Borrower"), the Banks identified on the signature pages hereof (together with any successors and assigns thereof, hereinafter referred to individually as a "Lender" and collectively as the "Lenders"), and JPMORGAN CHASE BANK, N.A., a national banking association, as Administrative Agent for the Lenders.

                                    RECITALS

      Borrower, JPMorgan Chase Bank, N.A. (Individually and as Administrative Agent) and the Lenders are party to that certain Fifth Amended And Restated Revolving Credit Agreement dated as of June 30, 2004 (as amended, the "Prior Agreement").

      The Borrower has requested that the termination date of the Prior Agreement be extended and that certain changes be made to the Prior Agreement and the Agent and the Lenders have agreed to do so.

      The Revolving Credit Facility made available to the Borrower pursuant to this Agreement shall be used for residential mortgage loan origination and acquisition, for mortgage servicing origination and for other general corporate purposes. In consideration of the foregoing and for other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      As used in this Agreement:

      "Acknowledgement Agreements" means, as of any date, acknowledgement agreements executed by the Collateral Agent, the Borrower and FNMA or FHLMC recognizing and consenting to any security interest subsequently created, at the Borrower's sole election, in the Pledged Servicing.

      "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

      "Additional Required Mortgage Documents" means the instruments and documents described in Schedule B to the Security Agreement.

      "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made on the same Borrowing Date.

      "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

      "Affiliated Special Ventures" means entities which are Affiliates of the Borrower engaged in the mortgage business and in which both the Borrower and another Person have made equity Investments (e.g. a limited liability company engaged in the mortgage banking business and owned in part by each of the Borrower and an unrelated third party).

      "Agent" means JPMorgan Chase Bank, N.A., in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

      "Aggregate Commitment" means, as of any date, the aggregate of the Lenders' then-current Commitments under this Agreement, as reduced or increased from time to time in accordance with Section 2.7 of this Agreement. The Aggregate Commitment as of the date hereof is $405,000,000, as shown on Schedule 1.

      "Aggregate Servicing Value" means, as of any date, an amount equal to (A) the sum of (1) the then-current Servicing Take-Out Value of all Eligible Mortgage Servicing Rights set forth in the most recent Servicing Rights Certificate, plus (2) the then-current amount of Eligible Servicing Sale Receivables set forth in the most recent Servicing Rights Certificate, minus (B) the sum of the following, without duplication (1) any applicable reductions from the total amount of the Take-Out Value of Eligible Mortgage Servicing Rights and Eligible Sale Receivables set forth in (A) above which result from any payment made on account of any Eligible Servicing Rights which are sold or the receipt of any Eligible Servicing Sale Receivable if the applicable sold Eligible Mortgage Servicing Rights or Servicing Sale Receivables are removed from the Borrowing Base in accordance with Paragraph 6(c) of the Security Agreement, (2) any applicable reductions in the amount of Take-Out Value of Eligible Mortgage Servicing Rights set forth in (A) above which are set forth in a Servicing Transfer Report, and (3) any applicable reductions in the amount of Take-Out Value of Eligible Mortgage Servicing Rights and Eligible Sale Receivables set forth in (A) above which are set forth in a Reduced Servicing Notice, plus (C) any applicable increases in the amount of Eligible Sale Receivables described in
(A) above which are set forth in a Servicing Transfer Report; provided, however, if the Agent or the Collateral Agent at any time determines that the amount of the Servicing Take-Out Value of all Eligible Mortgage Servicing Rights or the amount of Eligible Servicing Sale Receivables is less than the amount set forth in (A) above and such discrepancy has not already been accounted for pursuant to
(B) above (e.g. because the Agent or the Collateral Agent has determined that certain Pledged Servicing or Pledged Servicing Sale Receivables no longer meet the applicable eligibility criteria, then the Agent or Collateral Agent, as applicable, shall notify the Borrower of the amount by which the Servicing Take-Out Value of all Eligible Mortgage Servicing Rights or the amount of Eligible Servicing Sale Receivables, as applicable, should accordingly be reduced, and the Servicing Take-Out Value of Eligible Mortgage Servicing Rights or the amount of Eligible Servicing Sale Receivables, as applicable, shall be so reduced.

      "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

      "Agreement Accounting Principles" means GAAP, applied in a manner consistent with that used in preparing the financial statements referred to in
Section 5.4.

      "Agreement to Pledge" means a written pledge substantially in the form of Exhibit E to this Agreement executed by the Borrower and delivered by facsimile, electronically or by another means acceptable to Agent and Borrower to the Collateral Agent, specifically identifying all Mortgage Loans with respect to which the Required Mortgage Documents are not being delivered on or before the Pledge Date of such Mortgage Loan.

      "AP Mortgage" means, on any date, any Mortgage Loan which has been identified in an Agreement to Pledge and for which the Collateral Agent has not received the Required Mortgage Documents for such Mortgage Loan by such date.

      "Applicable Margin" means, as of any day with respect to various portions of the Advances outstanding on such day, the following percentages per annum which shall be added to the LIBOR Rate for such day to determine the interest rate applicable to such portions of the Advances. The portion of the Advances to which a specific percentage applies shall be determined by matching various components of the Borrowing Base for such day to outstanding Advances in the following order until all the outstanding Advances have been matched with one of such Borrowing Base components:

  Borrowing Base Component Matched to Advances Outstanding            Applicable Margin
------------------------------------------------------------          -----------------
First, in an amount equal to the Gestation Borrowing Base                  0.525%

Then, in an amount equal to the Non-Gestation Borrowing Base                0.75%

Finally, in an amount equal to the Servicing Borrowing Base                 0.90%

      "Approved Investor" means, as of any time, any of the institutions listed on Schedule 2 attached hereto and any other institution approved in writing by the Agent (with prompt notice to the Lenders), such approval not to be unreasonably withheld; provided that (i) the Agent shall give the Lenders immediate notice of the approval of any institution not listed on Schedule 2, and if any Lender objects to such approval within three (3) Business Days after such notice then such institution shall cease to be an Approved Investor at the election of the Required Lenders, and (ii) any such institutions listed on
Schedule 2 or previously approved by the Agent may be eliminated as an Approved Investor (or as an Approved Investor of a specific type) by written notice to the Borrower from the Agent, which elimination notice shall be given only for reasonable cause and any commitments issued by any such formerly-Approved Investor after such elimination shall not constitute Approved Investor Commitments, but commitments of such formerly-Approved Investor existing at the time of such elimination shall continue to be Approved Investor Commitments.

      "Approved Investor Commitment" means a commitment, issued by an Approved Investor of the required type, to purchase Mortgage Loans, to exchange Securities for Mortgage Loans or to purchase Securities.

      "Approved MBS Custodian" is defined in Paragraph 7(b) of the Security Agreement.

      "Approved Recourse Servicing" means , as of any time, any of the Recourse Servicing described on Exhibit M and any other Recourse Servicing reasonably approved by the Agent; provided that (i) the Agent shall give the Lenders immediate notice of the approval of any Recourse Servicing not listed on Exhibit M, and if any Lender objects to such approval within three (3) Business Days after such notice then such Recourse Servicing shall cease to be Approved Recourse Servicing at the election of the Required Lenders, and (ii) any such Recourse Servicing listed on Exhibit M or previously approved by the Agent may be eliminated as Approved Recourse Servicing by written notice to the Borrower from the Agent, in which case the Borrower shall not allow any Mortgage Loans thereafter generated or acquired by the Borrower to be subject to any such formerly-Approved Recourse Servicing.

      "Approved Servicing Purchaser" means any of the entities listed on Exhibit L hereto and any other Servicing Purchaser approved by the Required Lenders.

      "Approved Servicing Sale Agreement" means any of the sale agreements listed on Exhibit L hereto and any other agreements approved by the Agent for the sale of Pledged Servicing from the Borrower to an Approved Servicing Purchaser.

      "ARM Mortgage Loan" means a Mortgage Loan which bears interest at a rate that may be adjusted at one or more times during the term of such Mortgage Loan.

      "Arranger" means J.P. Morgan Securities Inc., and its successors.

      "Article" means an article of this Agreement unless another document is specifically referenced.

      "Assignment" means a duly executed assignment for the benefit of the Lenders of a Mortgage, of the indebtedness secured thereby, and of all documents and rights related to the Mortgage Loan secured by such Mortgage in accordance with the requirements of the Security Agreement.

      "Authorized Officer" means any of the president, chairman, chief financial officer, treasurer or other officer of the Borrower, acting singly.

      "Available Deposits" means those free collected balances maintained in accounts in the name of the Borrower (or held by the Borrower in trust for third parties) with a Lender (after deducting float and balances required by such Lender under its normal practices to compensate such Lender for the maintenance of such accounts and taking into consideration reserve requirements applicable to such accounts) and which balances are not included in determining "Available Deposits" under any other arrangements between such Lender and the Borrower.

      "Basic Eligibility Requirements" means a Pledged Item with respect to which each of the following statements is accurate and complete in all material respects:

            (i) The Borrower is the legal and equitable owner and holder of such Pledged Item and has full power and authority to pledge such Pledged Item. Such Pledged Item and each commitment of a Person to purchase Mortgage Loans and Securities from the Borrower (including Approved Investor Commitments) has been duly and validly issued to the Borrower, and each Pledged Item constitutes Eligible Collateral, has been duly and validly pledged to the Collateral Agent for the benefit of the Secured Parties and is subject to no Lien other than the lien of the Security Agreement in favor of the Agent for the benefit of the Lenders.

            (ii) Each requirement of any federal, state or local law including, without limitation, usury, truth-in-lending (including without limitation compliance with the limitations established by Section 32 of Regulation
      Z), real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to such Pledged Item, has been complied with in all material respects.

            (iii) With respect to each Pledged Item which is a Pledged Mortgage:

                  (1) it is a Residential Mortgage Loan that has been duly
            executed and delivered by the parties thereto at a closing,

                  (2) it is valid and enforceable in accordance with its terms, without defense or offset, subject to bankruptcy and similar laws and other general restrictions on creditors' rights and equitable principles (whether raised in an equity proceeding or an action at law),

                  (3) the property covered by said Mortgage Loan is free and clear of all Liens except those in favor of the Borrower subject only to (a) the Lien of current real property taxes and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record, as of the date of recording, as are acceptable to mortgage lending institutions generally and specifically referred to in a lender's title insurance policy delivered to the originator of said Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of said Mortgage Loan or (ii) which do not materially adversely affect the appraised value of such property as set forth in such appraisal; (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by said Mortgage Loan or the use, enjoyment, value or marketability of the related property; and (d) if said Mortgage Loan is a second priority Lien, a first Lien to the extent permitted under the other eligibility criteria for said Mortgage Loan,

                  (4) it has been correctly described in the Collateral
            Transmittal submitted to the Collateral Agent in respect of such Pledged Mortgage,

                  (5) it has been fully funded to the mortgagor or to an escrow or closing agent by wire transfer, transmittal through the "Automated Clearing House" or any similar private clearing house for interbank transfers of funds, cashier's check or a company check,

                  (6) the Collateral Agent has in its possession (other than with respect to Pledged Mortgages which are then the subject of an Agreement to Pledge) all Required Mortgage Documents other than those documents and instruments which are in the possession of the Borrower pursuant to a Trust Receipt or in the possession of a Person to whom delivery was made pursuant to an Investor Transmittal Letter,

                  (7) it has been or will be promptly duly recorded where
            necessary and complies with all applicable state or local recording, registration and filing laws and regulations in all material respects,

                  (8) there are no defenses, counterclaims or offsets of any nature whatsoever with respect to such Pledged Mortgage or the indebtedness evidenced and secured thereby or with respect to any Required Mortgage Document and, other than the related Required Mortgage Documents and Additional Required Mortgage Documents, there are no instruments or documents evidencing, securing or guaranteeing payment of the indebtedness constituting such Pledged Mortgage,

                  (9) each Assignment (a) has been duly authorized by all
            necessary corporate action by the Borrower, duly executed and delivered by the assignor thereunder and is the legal, valid and binding obligation of such assignor enforceable in accordance with its terms, subject to bankruptcy and similar laws and other general restrictions on creditors' rights and equitable principles, and (b) complies with all applicable laws including all applicable recording, filing and registration laws and regulations and upon insertion by the Agent or Collateral Agent of the name of the assignee thereunder and the information needed to properly identify the Pledged Mortgage, as described in the Security Agreement, will be adequate and legally sufficient for the purpose intended to be accomplished thereby, including, without limitation, the assignment of the rights, powers and benefits of the applicable mortgagee,

                  (10) upon insertion of such information into each Assignment and the recordation thereof, and assuming the possession of the Required Mortgage Documents by the Collateral Agent and filing of Uniform Commercial Code financing statements in proper form in the applicable filing offices, the Collateral Agent, for the benefit of the Lenders, will have a valid and perfected first priority security interest in such Pledged Item and all proceeds, products and profits derived therefrom, including, without limitation, all moneys, goods, insurance proceeds and other tangible or intangible property received upon liquidation thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity,

                  (11) the Borrower has complied in all material respects with all laws, rules and regulations in respect of such Pledged Mortgage if it is insured by FHA or guaranteed by VA and the related insurance or guarantee is in full force and effect. Such Mortgage Loan complies in all material respects with all applicable requirements for purchase under the GNMA standard form of selling contract for FHA insured and VA guaranteed loans and any supplement thereto then in effect,

                  (12) except to the extent an appraisal is neither required by any law or any governmental rule, regulation, policy, guideline or direction nor any Approved Investor that may purchase such Pledged Mortgage, the Borrower has received an appraisal on the property underlying such Pledged Mortgage, which appraisal shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions,

                  (13) all fire and casualty policies covering the premises
            encumbered by each Pledged Mortgage (a) name the Borrower as the insured under a standard mortgagee clause not less favorable in coverage to the mortgagee than is customarily used in the state where such premises is located, (b) are in full force and effect, and (c) afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards as required by FHA or VA, and

                  (14) except for Qualifying HELOC Loans, it is not a revolving credit facility.

            (iv) There shall be no breach of the covenants contained in Paragraph 13 of the Security Agreement and there shall be no breach of any of the following covenants (the sole remedy for which shall be the removal of such Pledged Item as Eligible Collateral):

                  (1) The Borrower shall not (a) amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Item or any rights related to any of the foregoing, if such amendment, modification or waiver materially and adversely affects the Collateral Value of such Pledged Item, or impairs the marketability of such Pledged Item or (b) release any security or obligor, or, through any other activity or inactivity, cause any Pledged Mortgage which shall have been eligible for purchase to become ineligible for purchase in accordance with the Approved Investor Commitment related to such Pledged Mortgage.

                  (2) The Borrower shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to the Security Agreement), any of the Collateral or any interest therein, except as provided in
            Section 8.3 with respect to releases of Pledged Items.

                  (3) The Borrower is the servicer for and shall service all
            Pledged Mortgages in accordance with the requirements of the Approved Investor Commitments. The Borrower shall service all Mortgage Loans which are the subject of Pledged Securities in accordance with the standard requirements of the Federal Agency issuing or guaranteeing such Securities and all applicable FHA and VA requirements. The Borrower shall perform all of its obligations under the Servicing Agreements governing Pledged Servicing in accordance with the standard requirements of FNMA and FHLMC.

                  (4) The Borrower shall hold all escrow funds collected in
            respect of Pledged Items in trust, without commingling the same with any other fund, and apply the same for the purposes for which such funds were collected provided that such obligation with respect to Pledged Mortgages shall not arise until 30 days after the origination or acquisition of the applicable Mortgage Loan.

                  (5) The Borrower shall observe and perform all of its
            obligations in connection with each Approved Investor Commitment related to any Pledged Mortgage or Pledged Security in all material respects. Within forty-eight (48) hours after a request therefor by the Agent, a copy of each Approved Investor Commitment certified by the Borrower, or if requested by the Agent at any time after a Default has occurred, the originals of such Approved Investor Commitments shall be delivered to the Agent.

                  (6) The Borrower shall promptly notify the Agent and the
            Collateral Agent if and when the Borrower receives any prepayment (which term excludes the principal portion of scheduled monthly payments made on a Mortgage Loan) arising from or relating to any Pledged Mortgage and at the Borrower's option either hold the same in trust, as security for the Lenders, until such Mortgage Loan is removed from the Borrowing Base in accordance with this Agreement or remit to the Agent such prepayments (and all interest and earnings thereon or with respect thereto) for application to the Advances, provided that the Borrower must so remit such amount if a Default has occurred and is continuing under this Agreement.

                  (7) The Borrower shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such other acts, instruments and transfers (including, without limitation, Assignments) as the Agent or the Collateral Agent may reasonably request from time to time in order to create and maintain a perfected first priority security interest in the Collateral in favor of the Lenders and to create, maintain and preserve the security and benefits intended to be afforded by this Agreement, subject to no prior or equal security interest, lien, charge or encumbrance, or agreement purporting to grant to any Person a security interest in the Collateral.

                  (8) The Borrower shall promptly notify the Agent and the
            Collateral Agent of the occurrence of any event which would cause any Eligible Collateral to become Ineligible Collateral. "Borrower" means Pulte Mortgage LLC, a Delaware limited liability company, and its permitted successors and assigns.

      "Borrowing Base" means, as of any date, subject to the Borrowing Base Sublimits, the sum of the amounts determined by applying the following percentages to the Collateral Values of the following categories of Eligible Collateral, without duplication as any asset is converted from one category to another and except for Eligible Mortgage Servicing Rights which are valued based upon the Servicing Take-Out Value of such rights and Eligible Servicing Sale Receivables which are valued based on the amount of such receivables, as described below (and the Borrower, by including any Pledged Item in any computation of the Borrowing Base, shall be deemed to represent and warrant to the Agent, the Collateral Agent and the Lenders that such Pledged Item constitutes Eligible Collateral):

            (i) ninety-nine percent (99%) of the Collateral Value of Eligible Conforming Mortgage Loans which constitute Gestation Collateral or Eligible Securities;

            (ii) ninety-eight percent (98%) of the Collateral Value of Eligible Conforming Mortgage Loans which do not constitute Gestation Collateral;

            (iii) ninety-eight percent (98%) of the Collateral Value of Eligible Conforming Jumbo Mortgage Loans;

            (iv) ninety-five percent (95%) of the Collateral Value of Eligible Conforming Super Jumbo Mortgage Loans;

            (v) ninety-five percent (95%) of the Collateral Value of Eligible Non-Conforming Mortgage Loans (including without limitation Eligible Non-Conforming Jumbo Mortgage Loans and Eligible Non-Conforming Super Jumbo Mortgage Loans);

            (vi) seventy-five percent (75%) of the Collateral Value of Eligible Investment Loans, provided that the Collateral Value of Eligible Investment Loans shall be determined and adjusted for any additions or deletions to such category of Collateral only on one day in each month, pursuant to a monthly Eligible Investment Loan report to be prepared by Borrower and such Collateral Value shall remain in effect for purposes of calculating the Borrowing Base until the next such monthly determination and adjustment; and

            (vii) eighty percent (80%) of Aggregate Servicing Value;

provided that, if the Agent has elected to use the market value of any item of Eligible Collateral as its Collateral Value pursuant to clause (D) of section
(ii) of the definition of Collateral Value, the percentage applied to such Collateral Value for purposes of calculating the advance rates reflected in the Borrowing Base shall be the lesser of ninety-seven percent (97%) or the applicable percentage stated in clauses (i) through (vii) of this definition.

In connection with the Borrowing Base, the Agent is hereby authorized by the Lenders to grant temporary waivers of strict compliance by the Borrower with the eligibility requirements regarding qualification of any Collateral as Eligible Collateral or with the Lending Sublimits and Borrowing Base Sublimits when the Agent deems it appropriate, in its sole discretion, (i) as to all matters (other than (y) those described in the definition "Basic Eligibility Requirements" (except that temporary waivers may be granted for any of clauses (iii)(6), (9) or (10) or (iv) of such definition) or (z) those described in the definition of "Residential Mortgage Loan"), if the aggregate amount of deviation from strict compliance, based on the Collateral Value so included in the Borrowing Base and the amount of excess permitted over the Lending Sublimits or Borrowing Base Sublimits does not exceed $10,000,000 at any time, or (ii) as to any matter, up to any amount for up to three (3) Business Days, if the satisfaction of such eligibility requirements or sublimits cannot be independently determined because of events beyond the reasonable control of the Borrower (i.e. natural disasters, transmission failures, etc.), provided that, if such determination cannot be made for more than one (1) Business Day, the Borrower certifies in writing that all such eligibility requirements and sublimits are in fact satisfied.

      "Borrowing Base Certificate" means a system generated report, initially in the form attached hereto as Exhibit G, prepared by the Collateral Agent to reflect the Collateral Value Determination at the times required by (and as such term is defined in) the Security Agreement, the form of which report may be modified from time to time by the Collateral Agent.

      "Borrowing Base Sublimits" is defined in Section 2.1.3.

      "Borrowing Date" means a date on which an Advance is made hereunder.

      "Borrowing Notice" is defined in Section 2.6.

      "Business Day" means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Houston and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the

London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Houston for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

      "Buy-Down Agreement" means a written agreement between the Borrower and a Lender setting forth the terms and conditions under which such Lender has agreed to a reduced interest rate on account of LIBOR Loans or Swingline Loans outstanding hereunder based upon Available Deposits maintained by the Borrower with such Lender.

      "Buy-Down Lender" is defined in Section 2.3.

      "Buy-Down Rate" means 0.525 percent (52.5 basis points) per annum.

      "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "Cash and Collateral Agreement" is defined in Section 8.4.

      "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by, money market funds of, and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

      "Change in Control" means (i) Parent shall cease to be a wholly-owned direct or indirect Subsidiary of Pulte Homes (it being understood that a name change of Pulte Homes shall not of itself constitute a violation of this requirement); or (ii) Parent shall cease to own, free and clear of all Liens or other encumbrances, at least 100% of the outstanding shares of voting stock of the Borrower on a fully diluted basis.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Collateral" means all right, title and interest of the Borrower, of every kind and nature, in and to all of the following property, assets and rights of the Borrower wherever located, whether now existing or hereafter arising, and whether now or hereafter owned, acquired by or accruing or owing to the Borrower, and all proceeds and products thereof:

            (i) all Pledged Mortgages and Pledged Securities, whether Eligible Collateral or Ineligible Collateral, including all Required Mortgage Documents related thereto;

            (ii) any commitments or other agreements issued by any private mortgage insurer or by the FHA or VA to insure or guarantee any Pledged Mortgage;

            (iii) all Approved Investor Commitments to purchase Pledged Securities or Pledged Mortgages (or any Securities to be issued based on such Pledged Mortgages) from the Borrower;

            (iv) any options to sell or purchase Securities, future contracts, or any other interest rate protection products which directly or indirectly protect the Borrower against reductions in value of such Pledged Mortgages or Pledged Securities due to changes in mortgage interest rates;

            (v) the Settlement Account, the Cash and Collateral Account, and all uncollected deposits into the Settlement Account and the Cash and Collateral Account, together with any Custodian Settlement Accounts then in existence with Approved MBS Custodians, as described in Paragraph 7(c) of the Security Agreement, and all uncollected deposits in such accounts;

            (vi) all Pledged Servicing identified by the Borrower from time to time and included in Collateral including without limitation all rights of the Borrower to sell or assign its interest therein and all amounts payable to the Borrower thereunder arising out of any termination thereof, and all files, surveys, certificates, correspondence, appraisals, computer programs (excluding programs owned and licensed to the Borrower by third parties), tapes, disks, cards, accounting records and other records and data of the Borrower related to the Mortgage Loans covered by such Pledged Servicing;

            (vii) all Pledged Servicing Sale Receivables including without limitation all rights of the Borrower related to such receivables;

            (viii) all cash and Cash Equivalents;

            (ix) all Servicing Hedge Contracts;

            (x) all property related to the foregoing, including without limitation, the right to service Pledged Mortgages while owned by the Borrower, all accounts and general intangibles of whatsoever kind so related and all documents or instruments delivered to the Collateral Agent in respect of any Pledged Item, including, without limitation, the right to receive all insurance proceeds and condemnation awards which may be payable in respect of the premises encumbered by any Pledged Mortgage; and

            (xi) all proceeds and products of any of the foregoing.

      "Collateral Agent" means LaSalle Bank National Association in its capacity as contractual representative of the Lenders pursuant to the Security Agreement, and any successor Collateral Agent appointed pursuant to Paragraph 19 of the Security Agreement.

      "Collateral Agent Review Procedure" means the required review steps set forth in Exhibit "1" to the Security Agreement.

      "Collateral Transmittal" means a transmittal from the Borrower to the Collateral Agent in electronic form (or in written form delivered by fax in the event that the Borrower is unable -- due to a system failure or other event beyond the Borrower's control -- to transmit such information electronically) and, if required by the Collateral Agent, written form containing the following information for the following submissions or special treatment of different types of Collateral: (i) the information described on Exhibit D for each AP Mortgage covered by any Agreement to Pledge,
(ii) the information described on Exhibit D (other than the entry thereon for "AP Status Code") for each Pledged Mortgage not covered by an Agreement to Pledge, (iii) change of any Pledged Mortgage from wet to dry (open) status, dry to gestation status, open to shipped status, shipped to paid and any cancellation of wet status, (iv) the information described on Exhibit 3 to the Security Agreement for each Pledged Mortgage to be treated as a Gestation Mortgage Loan, (v) whether the Mortgage Loan is to be funded by wire or check or
(vi) such information as may be required from time to time by the Collateral Agent for any Pledged Security.

      "Collateral Value" means, with respect to each of the following assets included in Eligible Collateral on any given day, a value determined as follows:

            (i) Each Security shall be valued based upon the Collateral Value of the underlying Pledged Mortgages as otherwise determined hereunder; and

            (ii) Each Pledged Mortgage shall be valued at the lowest of (A) the unpaid principal balance of such Mortgage Loan on its Pledge Date (or, in the case of Eligible Investment Loans only, on the date of the most recent monthly report from the Borrower with respect to Eligible Investment Loans), or (B) the net acquisition cost (including any discounts and excluding any servicing released premium) of such Mortgage Loan, if acquired by the Borrower, or (C) the weighted average purchase price (expressed as a percentage of par) committed to under those Approved Investor Commitments which could cover such Mortgage Loan applied to the unpaid principal balance of such Mortgage Loan on its Pledge Date or (D) market value, as determined by the Agent in its sole discretion, as and when the Agent, in its sole discretion, chooses to calculate market value. The values described in (A), (B) and (C) of the preceding sentence shall be as determined by the Borrower as of the Pledge Date of the applicable Pledged Mortgage and reported to the Collateral Agent.

      "Collection and Paying Agreement" means that certain Collection and Paying Agreement dated as of August 23, 2002 among Borrower, Agent, the Collateral Agent, Pulte Funding, Inc. and Calyon New York Branch, as amended by an Amendment No. 1 thereto dated as of August 19, 2005.

      "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth as its "Commitment" on Schedule 1 attached hereto or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

      "Commitment Percentage" means, for each Lender as of any date, the percentage of the Aggregate Commitment represented by such Lender's Commitment, as it may be amended from time to time, which initially shall be as set forth on
Schedule 1.

      "Conforming Mortgage Loan" means a first priority Residential Mortgage Loan which (i) either is insured by the FHA or guaranteed by the VA or which fully conforms to all underwriting and other requirements for sale to FNMA or FHLMC and (ii) if said Mortgage Loan has a loan-to-value ratio which is greater than eighty percent (80%), said Mortgage Loan is covered by a policy of private mortgage insurance acceptable to FNMA.

      "Consolidated Tangible Net Worth" means, as of any date of determination thereof, Net Worth, less the sum of the following (without duplication): (a) the book value of all Investments in the Borrower's non-consolidated Affiliates, (b) any other assets of the Borrower and its consolidated Subsidiaries which would be treated as intangibles under Agreement Accounting Principles (other than capitalized mortgage servicing rights) including, without limitation, any write-up of assets, good-will, research and development costs, trade-marks, trade names, copyrights, patents and unamortized debt discount and expenses, (c) loans or other extensions of credit to officers of the Borrower or of any of its Subsidiaries or Affiliates other than Mortgage Loans made to such Persons in the ordinary course of business, (d) the Investment of the Borrower in Joliet Mortgage Reinsurance Company (determined in accordance with Agreement Accounting Principles as required by the definition of Investment herein), and(e) the Investment of the Borrower in Pulte Funding, Inc. or similar funding vehicles in excess of $4,000,000.

      "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Custodian Settlement Accounts" is defined in the Security Agreement.

      "Deduction" means, at any time, the amount by which a Pledged Servicing Sale Receivable may, under the terms of the applicable servicing sale agreement, be reduced (e.g. due to the fact that any of the Mortgage Loans covered by the applicable sold servicing rights do not meet the eligibility criteria set forth in the applicable servicing sale agreement), whether such reduction is by way of deduction, set-off, credit, or otherwise.

      "Default" means an event described in Article VII.

      "Effective Date" is defined in Section 4.1.

      "Eligible Collateral" means, as of any date, all Eligible Non-Conforming Mortgage Loans, Eligible Non-Conforming Jumbo Mortgage Loans, Eligible Non-Conforming Super Jumbo Mortgage Loans, Eligible Conforming Mortgage Loans, Eligible Conforming Jumbo Mortgage Loans, Eligible Conforming Super Jumbo Mortgage Loans, Eligible Investment Loans, Eligible Mortgage Servicing Rights, Eligible Servicing Sale Receivables and Eligible Securities.

      "Eligible Conforming Jumbo Mortgage Loan" means an Eligible Mortgage Loan which: (i) is a Jumbo Mortgage Loan; (ii) is a Conforming Mortgage Loan in all respects except for its original principal balance; and (iii) is either (x) included in a group of Eligible Conforming Jumbo Mortgage Loans covered by a Qualifying Rate Hedge or (y) subject to an Approved Investor Commitment issued by an Approved Investor.

      "Eligible Conforming Mortgage Loan" means an Eligible Mortgage Loan which:
(i) is a Conforming Mortgage Loan; and (ii) is subject to an Approved Investor Commitment.

      "Eligible Conforming Super Jumbo Mortgage Loan" means an Eligible Mortgage Loan which (i) is a Super Jumbo Mortgage Loan, (ii) is a Conforming Mortgage Loan in all respects except for its original principal balance; and (iii) is either (x) included in a group of Eligible Conforming Super Jumbo Mortgage Loans covered by a Qualifying Rate Hedge or (y) subject to an Approved Investor Commitment issued by an Approved Investor.

      "Eligible Investment Loan" means a Pledged Mortgage which (i) is a first priority Mortgage Loan; (ii) is not an AP Mortgage; (iii) meets the Basic Eligibility Requirements; (iv) if such Pledged Mortgage had an original principal balance that exceeded 80% of the appraised value of the real estate and improvements securing such Pledged Mortgage, was covered by a policy of private mortgage insurance acceptable to FNMA at origination which is still in full force and effect; and (v) has no monthly installment principal and/or interest which is more than 59 days past due.

      "Eligible Mortgage Loan" means any Pledged Mortgage:

            (i) which meets the Basic Eligibility Requirements;

            (ii) which has no monthly installment of principal and/or interest which is more than 59 days past due;

            (iii) has been included in the Borrowing Base for (1) 180 days or less after the Pledge Date thereof in the case of a Conforming Mortgage Loan or a Conforming Jumbo Mortgage Loan or a Non-Conforming Mortgage Loan (other than a Conforming Super Jumbo Mortgage Loan), (2) 90 days or less after the Pledge Date thereof in the case of a Conforming Super Jumbo Mortgage Loan and (3) 60 days or less after the Pledge Date thereof in the case of a Negatively Amortizing Loan;

            (iv) has been originated less than (1) 180 days prior to its Pledge Date in the case of a Conforming Mortgage Loan or a Conforming Jumbo Mortgage Loan and (2) 90 days prior to its Pledge Date in the case of a Non-Conforming Mortgage Loan or any Super Jumbo Mortgage Loan;

            (v) for which, if it is an AP Mortgage:

                  (1) the Borrower expects such AP Mortgage to close on the
            Pledge Date and become a valid lien securing actual indebtedness by funding to the order of the mortgagor thereunder, has not learned of any information to the contrary and has not received any returned proceeds of such AP Mortgage from the escrow or closing agent for such Pledged Mortgage;

                  (2) if an AP Mortgage is not closed and funded as required pursuant to clause (v) (1) above, the Borrower shall so notify the Collateral Agent as soon as the Borrower becomes aware of that fact but in any event no later than 12:00 noon the next Business Day, unless the AP Mortgage has closed and funded by that time, and the Collateral Agent shall delete said AP Mortgage from the Borrowing Base;

                  (3) if an AP Mortgage was previously included in the Borrowing
            Base and was subsequently deleted as required pursuant to clause (v)
            (2) above, such AP Mortgage has not been submitted for inclusion in the Borrowing Base for a total of more than three times;

                  (4) the Collateral Agent has received the Required Mortgage
            Documents within nine (9) Business Days after the date of the related Agreement to Pledge;

                  (5) the Collateral Value attributable to all AP Mortgages
            included in any category of the Borrowing Base does not exceed sixty percent (60%) of the Aggregate Commitment during the first and last five Business Days in any calendar month, and

                  (6) the Collateral Value attributable to all AP Mortgages
            included in any category of the Borrowing Base does not exceed twenty-five percent (25%) of the Aggregate Commitment for any day other than the first and last five Business Days of any calendar month;

            (vi) which, if subject to an Investor Transmittal Letter or Trust Receipt and if said Pledged Mortgage was:

                  (1) withdrawn by the Borrower for purposes of correcting
            clerical or other non-substantive documentation problems: (i) the promissory note and other documents relating to said Pledged Mortgage were returned to the Collateral Agent within fifteen business days from the date of withdrawal, (ii) said Pledged Mortgage was released to the Borrower pursuant to a Trust Receipt and (iii) the Collateral Value of said Pledged Mortgage when added to the Collateral Value of all other Pledged Mortgages which have been similarly released to the Borrower does not exceed one percent (1%) of the Aggregate Commitment; or

                  (2) shipped by the Collateral Agent directly to an Approved
            Investor for purchase pursuant to an Investor Transmittal Letter which is a "Whole Loan Sale Transmittal Letter" substantially in the form of Exhibit "4" to the Security Agreement, the full purchase price therefor has been received by the Collateral Agent (or said Pledged Mortgage has been returned to the Collateral Agent) within forty-five (45) business days (or ninety (90) days for deliveries to state bond agencies) from the date of shipment by the Collateral Agent; or

                  (3) shipped by the Collateral Agent directly to a custodian for purposes of formation of a pool supporting a Security, the Security is issued and sold and the purchase price therefor has been received by the Collateral Agent (or said Pledged Mortgage has been returned to the Collateral Agent) within forty-five (45) business days (or ninety (90) days for deliveries to state bond agencies) from the date of shipment by the Collateral Agent; and

            (vii) which has not previously been included in the Borrowing Base, then shipped to an investor and returned, for whatever reason, to the Collateral Agent.

      "Eligible Mortgage Servicing Rights" means, as of any date, all Eligible Pledged Servicing: (i) which is not subject to any security interest securing any Debt other than the Obligations; (ii) except for any Pledged Servicing which constitutes Recourse Servicing (other than Approved Recourse Servicing) or a Subservicing Agreement; (iii) which meets the Basic Eligibility Requirements; and (iv) which has not been released from Collateral pursuant to Section 8.3 prior to such date.

      "Eligible Non-Conforming Jumbo Mortgage Loan" means an Eligible Non-Conforming Mortgage Loan that is a Jumbo Mortgage Loan.

      "Eligible Non-Conforming Mortgage Loan" means an Eligible Mortgage Loan which is a Non-Conforming Mortgage Loan.

      "Eligible Non-Conforming Super Jumbo Mortgage Loan" means an Eligible Non-Conforming Mortgage Loan that is a Super Jumbo Mortgage Loan.

      "Eligible Pledged Servicing" means any Pledged Servicing with respect to which each of the following statements is accurate and complete:

            (i) Such Pledged Servicing is subject to an accepted Acknowledgment Agreement.

            (ii) Such Pledged Servicing does not constitute Recourse Servicing other than Approved Recourse Servicing.

            (iii) The Borrower is the legal and equitable owner and holder of such Pledged Servicing and the rights thereunder and has full power and authority to grant a security interest in such Collateral. Such Pledged Servicing has been duly and validly made subject to the lien of the Security Agreement and is subject to, and will continue to be subject to, no Lien other than the liens created pursuant to the Security Agreement and any rights reserved to the other party under such Pledged Servicing or the related Acknowledgement Agreement.

            (iv) The Servicing Agreement governing such Pledged Servicing has been duly executed and delivered by the parties thereto, is not a Subservicing Agreement and is valid and enforceable in accordance with its terms, without defense or offset, subject to bankruptcy and similar laws and other general restrictions on creditors' rights and equitable principles (whether raised in an equity proceeding or an action at law).

            (v) No default, nor any event which with notice or lapse of time or both would become a default, has occurred and is continuing under the Servicing Agreement governing such Pledged Servicing and no action has been taken to terminate such Servicing Agreement.

            (vi) No mortgage installment of principal and/or interest with respect to the Mortgage Loans serviced under the applicable Servicing Agreement are more than 59 days past due.

            (vii) The Borrower has complied, and will continue to comply, in all material respects, with all laws, rules and regulations, including but not limited to all applicable FNMA, GNMA or FHLMC requirements, as the case may be, in respect of such Servicing Agreement.

            (viii) Such Pledged Servicing has been included in Eligible Collateral for 150 days or less.

      "Eligible Servicing Sale Receivables" means Pledged Servicing Sale Receivables as to which:

            (i) the Agent and Collateral Agent have received a complete executed copy of the related purchase agreement;

            (ii) if requested by the Agent, the Agent and Collateral Agent have received written confirmation from the Servicing Purchaser as to the amount of such Pledged Servicing Sale Receivables;

            (iii) the Servicing Purchaser of the applicable sold Servicing Agreements is an Approved Servicing Purchaser, and the applicable sale agreement is an Approved Servicing Sale Agreement;

            (iv) the counterparties to the applicable sold Servicing Agreements are either GNMA, FNMA or FHLMC;

            (v) the Agent has reasonably determined that the counterparties to the sold Servicing Agreements have or will consent to the sale of such Servicing Agreements to the Servicing Purchaser, if such consent is required;

            (vi) the Borrower has assigned its rights to such Pledged Servicing Sale Receivables to the Collateral Agent for the benefit of the Secured Parties pursuant to an assignment in form and content satisfactory to the Agent;

            (vii) the Servicing Purchaser of the applicable sold Servicing Agreements has executed an agreement (and, if the applicable Approved Servicing Sale Agreement provides for repeated servicing sales under the same agreement, such updates to such agreement as the Agent may reasonably request) in form and content satisfactory to the Agent pursuant to which such Servicing Purchaser has agreed to (A) pay such Pledged Servicing Sale Receivable directly to the Agent for the benefit of the Secured Parties, and (B) provide simultaneous written notice to the Agent and the Collateral Agent of any claims made against or notices given to the Borrower which would constitute an offset to or reduction in the amount of such Pledged Servicing Sale Receivable;

            (viii) no portion of such Pledged Servicing Sale Receivable or any other Pledged Servicing Sale Receivable owed by the applicable Servicing Purchaser is more than ten days past due (as determined under the applicable Approved Servicing Sale Agreements);

            (ix) such Pledged Servicing Sale Receivable is not evidenced by chattel paper or an instrument of any kind;

            (x) the Servicing Purchaser with respect to such Pledged Servicing Sale Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind and has not made an assignment for the benefit of creditors or consented to or suffered the appointment of a receiver, trustee, liquidator, custodian or the like for it or for a significant portion of its assets or affairs;

            (xi) the Borrower has observed and complied with all laws of the jurisdiction in which the applicable Servicing Purchaser is located that, if not observed and complied with, would deny to the Borrower access to the courts of such jurisdiction; and

            (xii) such Pledged Servicing Sale Receivable has been included in Eligible Collateral for 150 days or less;

provided, however, that (1) Eligible Servicing Sale Receivables shall not include any "holdback" amounts or deferred installments of the purchase price payable by the applicable Servicing Purchaser which are not payable to the Borrower within 150 days after the initial payment to the Borrower for the sale of the applicable Servicing Agreements to such Servicing Purchaser, and (2) Eligible Servicing Sale Receivables shall be reduced by the amount of any Deductions (to the extent not already deducted from Eligible Servicing Sale Receivables pursuant to the preceding provisions), whether claimed by the applicable Servicing Purchaser, reported by the Borrower, or otherwise determined by the Agent or Collateral Agent.

      "Eligible Security" means any Pledged Security: (i) which is covered by an Approved Investor Commitment; and (ii) for which the Collateral Agent shall have received such evidence as may be required under the Security Agreement to confirm the existence of the security interest in favor of the Collateral Agent for the benefit of the Lenders in such Pledged Security.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

      "Excess Pool Proceeds" is defined in Paragraph 6(d) of the Security Agreement.

      "Excluded Taxes" means, with respect to the Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 3.5), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 3.4(e)), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.4(a).

      "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

      "Facility Fee Rate" means 0.125 percent (12.5 basis points) per annum.

      "Federal Agency" means FHLMC, FNMA, GNMA, FHA or VA.

      "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (New York City time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

      "Fees" is defined in Section 2.5.

      "FHA" means the Federal Housing Administration or other agency, corporation or instrumentality of the United States to which the powers and duties of the Federal Housing Administration have been transferred.

      "FHA-Approved Mortgagee" means an institution that is approved by the FHA to act as a servicer and mortgagee of record with respect to a Mortgage Loan insured by the FHA.

      "FHLMC" means the Federal Home Loan Mortgage Corporation or other agency, corporation or instrumentality of the United States to which the powers and duties of the Federal Home Loan Mortgage Corporation have been transferred.

      "FHLMC-Approved Lender" means an institution that is approved by the FHLMC to act as a lender in connection with the origination of any Mortgage Loan purchased by the FHLMC.

      "FHLMC Security" means a security representing an undivided fractional interest in a pool of Mortgage Loans, which security is issued and guaranteed as to full and timely payment of interest and full collection of principal by FHLMC.

      "FICO" means the "delinquency predictor" model established by Fair Isaac Co. and shown on a credit report prepared by Equifax, Experian, Trans Union, or any other authorized national agency.

      "FNMA" means the Federal National Mortgage Association or other agency, corporation or instrumentality of the United States to which the powers and duties of the Federal National Mortgage Association have been transferred.

      "FNMA-Approved Lender" means an institution that is approved by the FNMA to act as a lender in connection with the origination of any Mortgage Loan purchased by the FNMA.

      "FNMA Security" means a security representing an undivided fractional interest in a pool of Mortgage Loans, which security is issued and guaranteed as to full and timely payment of principal and interest by FNMA.

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "Funded Debt" means as of any date of determination thereof, the sum of all obligations of the Borrower for borrowed money, including but not limited to money borrowed from any Parent, Subsidiary or Affiliate of the Borrower, whether or not evidenced by a promissory note.

      "GAAP" means generally accepted accounting principles as in effect from time to time, consistently applied.

      "GAAP Carrying Value" means, with respect to any asset of the Borrower, the value at which such asset is carried on the books of the Borrower in accordance with GAAP. Any changes in the methodology used for adjusting such book value shall be subject to the prior approval of the Agent.

      "Gestation Borrowing Base" means, for any day, that portion of the Borrowing Base on such day attributable to Gestation Collateral.

      "Gestation Collateral" means that portion of the Collateral which consists of Gestation Mortgage Loans (identified by the Borrower in accordance with Paragraph 2(d) of the Security Agreement) and Securities issued in exchange for Gestation Mortgage Loans.

      "Gestation Mortgage Loans" means, as of any date, any Pledged Mortgages which the Borrower has identified as fully qualified for initial certification for the purpose of creating a pool of Mortgage Loans to support the issuance of a Security and with respect to which the Borrower has requested that the Collateral Agent either (i) acting in its capacity as pool custodian, initially certify for inclusion in such a pool or (ii) acting in its capacity as Collateral Agent, ship to a Federal Agency to obtain initial certification by such Federal Agency for inclusion in such a pool.

      "GNMA" means the Government National Mortgage Association or other agency, corporation or instrumentality of the United States as to which the powers and duties of the Governmental National Mortgage Association have been transferred.

      "GNMA Security" means a security representing an undivided fractional interest in a pool of Mortgage Loans, which security is issued by the Borrower and guaranteed as to full and timely payment of principal and interest by GNMA without regard as to whether the Borrower collects any payments on such Mortgage Loans.

      "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Hedging Program" means a program for hedging interest rate risks of the Borrower, which program shall provide, without limitation, that all Servicing Hedge Agreements will be entered into or placed with one or more financial institutions, futures commission merchants or clearing houses acceptable to the Lenders in their reasonable discretion and with whom the Borrower has written, assignable agreements.

      "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) Contingent Obligations,
(vii) Letters of Credit, (viii) Sale and Leaseback Transactions, (ix) any financing inherent in any Servicing Hedge Agreement, (x) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, and
(xi) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Ineligible Collateral" means any Pledged Item that does not at the time constitute Eligible Collateral.

      "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or similar contracts owned by such Person. The amount of any Investment shall be determined in accordance with Agreement Accounting Principles.

      "Investor Transmittal Letter" means either a "Whole Loan Sale Transmittal Letter" or a "Warehouse-Related MBS Transmittal Letter" substantially in the form of Exhibits "4" and "5" to the Security Agreement.

      "JPMC" means JPMorgan Chase Bank, N.A., in its individual capacity and its successors.

      "Jumbo Mortgage Loan" means a Residential Mortgage Loan which is a Conforming Mortgage Loan in all respects except for its original principal balance, provided that such original principal balance was less than or equal to $750,000.

      "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

      "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.16.

      "Lending Sublimits" is defined in Section 2.1.1.

      "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

      "Leverage Ratio" means, at any time, the ratio of (i) Funded Debt, plus the sum of the face amount of all letters of credit issued by the Borrower and outstanding at such time, to (ii) Consolidated Tangible Net Worth at such time.

      "LIBOR Advance" means an Advance which bears interest at the LIBOR Rate.

      "LIBOR Base Rate" means, for any day, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time on that day, as the rate for delivery on that day of one (1) month U.S. dollar deposits of One Million Dollars ($1,000,000). In the event that such rate is not available at such time for any reason, then the LIBOR Base Rate for the relevant day shall be the rate at which one (1) month dollar deposits of One Million Dollars ($1,000,000) are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time on that day.

      "LIBOR Loan" means a Loan which bears interest at the LIBOR Rate.

      "LIBOR Rate" means, a floating rate, to be determined and adjusted on a daily basis, equal to the sum of (i) the LIBOR Base Rate for such day plus (ii) the Applicable Margin with respect to the related portion of the outstanding Advances on such day as determined in accordance with the definition of "Applicable Margin".

      "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

      "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

      "Loan Documents" means this Agreement, any Notes issued pursuant to
Section 2.12, the Security Agreement, the Buy-Down Agreements, the Collection and Paying Agreement, and the other documents and agreements contemplated hereby and executed by the Borrower or another Person in favor of the Agent or any Lender.

      "Material Adverse Effect" means a material adverse effect on (i) the business, Property, financial condition, or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

      "Material Indebtedness" is defined in Section 7.5.

      "Maximum Aggregate Commitment" means $600,000,000.

      "Moody's" means Moody's Investors Service, Inc. or any successor to its business.

      "Mortgage" means a mortgage, deed of trust, security deed or similar instrument purporting to create a first or second lien or similar interest in real estate and improvements thereon.

      "Mortgage Loan" means a loan of money evidenced by a Mortgage Note and secured by a Mortgage.

      "Mortgage Note" means a note evidencing the indebtedness secured by a Mortgage.

      "Multi-employer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions. "Negatively Amortizing Loan" means a Mortgage Loan in which any portion of the interest due on such Mortgage Loan could be accrued and added to the principal balance thereof.

      "Net Worth" means as of any date of determination thereof, the net worth of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with Agreement Accounting Principles.

      "Non-Agency Mortgage Loan" means any Mortgage Loan which is a Non-Conforming Mortgage Loan, a Conforming Jumbo Mortgage Loan or a Conforming Super Jumbo Mortgage Loan.

      "Non-Conforming Mortgage Loan" means a Residential Mortgage Loan (other than a Conforming Mortgage Loan, except as provided below with respect to certain Conforming Jumbo Mortgage Loans and Conforming Super Jumbo Mortgage Loans) that either qualifies as one of the following special types of Mortgage Loan or includes all of the following characteristics:

            (a) does not conform to the conventional underwriting standards of FNMA, FHLMC or GNMA but is either underwritten in accordance with the guidelines of an Approved Investor (other than FNMA, FHLMC or GNMA) guidelines or is subject to an interest rate protection agreement acceptable to Agent;

            (b) is a first or second priority Mortgage Loan;

            (c) may be a Non-Owner Occupied Loan;

            (d) has an original principal amount which is less than or equal to $750,000 (except that Conforming Jumbo Mortgage Loans and Conforming Super Jumbo Mortgage Loans that have been excluded from calculation of the Borrowing Base because they would cause the Borrowing Base Sublimit applicable to such Mortgage Loans to be exceeded may be included as Non-Conforming Mortgage Loans, provided that the Borrowing Base Sublimit applicable to Non-Conforming Mortgage Loans is not thereby exceeded);

            (e) is underwritten in accordance with the Borrower's underwriting guidelines;

            (f) is either (x) included in a group of Eligible Non-Conforming Mortgage Loans covered by a Qualifying Rate Hedge or (y) subject to an Approved Investor Commitment issued by an Approved Investor;

            (f) is covered by private mortgage insurance if the loan to value ratio exceeds 80%, unless it is as a Qualifying Negatively Amortizing Loan or a Qualifying HLTV Loan;

            (h) is a Qualifying Negatively Amortizing Loan;

            (i) is a Qualifying HLTV Loan;

            (j) is a Qualifying Non-Conforming Second Lien;

            (k) is a Qualifying Under-560 Mortgage Loan; or

            (l) is a Qualifying HELOC Loan.

      "Non-Gestation Borrowing Base" means, for any day, that portion of the Borrowing Base attributable to Eligible Collateral which is not Gestation Loan Collateral, Eligible Mortgage Servicing Rights or Eligible Servicing Sale Receivables.

      "Non-Owner Occupied Loan" means a Residential Mortgage Loan secured by a Single Family Residence at which the owner does not maintain his or her primary place of residence.

      "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.12(iv) in substantially the form of Exhibit A attached hereto, including any amendment, modification, renewal or replacement of any such promissory note.

      "Notice of Assignment" is defined in Section 12.3.2.

      "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the Collateral Agent or any indemnified party arising under the Loan Documents.

      "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

      "Parent" means Pulte Home Corporation, a Michigan corporation.

      "Participants" is defined in Section 12.2.1.

      "Payment Date" means the first day of each calendar month.

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Permitted Pulte Holder" means (i) either of William J. Pulte and James Grosfeld, (ii) any of their respective Affiliates, parents, spouses, descendants, and spouses of descendants, or (iii) any trusts or other entities controlled by Mr. Pulte or Mr. Grosfeld and their respective estates, heirs, administrators or personal representatives.

      "Person" means any natural person, corporation, firm, joint venture, partnership, association, limited liability company, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof

      "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

      "Pledge Date" means the date on which a Mortgage Loan, Security Pledge Servicing or Pledged Servicing Sale Receivable is first delivered in pledge to the Collateral Agent or is otherwise made subject to a security interest in favor of the Agent or Collateral Agent for the benefit of the Lenders, provided that (i) the date of delivery of a Mortgage Loan covered by an Agreement to Pledge shall be deemed to be the date of delivery of such Agreement to Pledge even after subsequent delivery of the related Required Mortgage Documents, (ii) the "Pledge Date" for all Collateral previously held by the Collateral Agent under the Prior Facilities shall be deemed to be the date on which such Collateral was first delivered to the Collateral Agent under the Prior Facilities even though such date is prior to the date of this Agreement and
(iii) any AP Mortgage which has been deleted and resubmitted as permitted pursuant to clause (v)(3) of the definition of Eligible Mortgage Loan, shall have a Pledge Date which is the date the Agreement to Pledge was so resubmitted.

      "Pledged Item" means any Pledged Mortgage, Pledged Security, Pledged Servicing or Pledged Servicing Sale Receivable.

      "Pledged Mortgage" means all Mortgage Loans that are from time to time delivered (or, in the case of AP Mortgages, are committed to be delivered) to the Collateral Agent pursuant to this Agreement and the Security Agreement.

      "Pledged Security" means all Securities that are from time to time delivered to the Collateral Agent pursuant to this Agreement and the Security Agreement.

      "Pledged Servicing" means, with respect to any Servicing Agreements with FNMA, GNMA or FHLMC, those loan pools subject to any such Servicing Agreement which (a) do not contain any (i) Mortgage Loans that are Collateral, (ii) commercial Mortgage Loans, or (iii) Mortgage Loans held for investment by the Borrower, the Parent or any of their respective Subsidiaries, and (b) have been specifically identified by the Borrower for inclusion in Collateral by executing and delivering to the Agent (i) an Acknowledgement Agreement covering such Pledged Servicing from FNMA, GNMA or FHLMC, as the case may be and (ii) an amendment, in form and substance satisfactory to the Agent, to the UCC-1 financing statements described in Section 4.1(viii).

      "Pledged Servicing Sale Receivables" means Servicing Sale Receivables which are from time to time designated by the Borrower and pledged to the Collateral Agent for the benefit of the Lenders in accordance with this Agreement and the Security Agreement.

      "Prior Agreement" is defined in the recitals of this Agreement.

      "Prior Facility" means the facility contemplated by the Prior Agreement.

      "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

      "Pulte Change of Control" means the occurrence of any of the following events: (i) the consummation of any consolidation, share exchange or merger of Pulte Homes in which Pulte Homes is not the continuing or surviving corporation or pursuant to which Pulte Homes' voting stock would be converted into cash, securities or other property, other than, in any case, a merger of Pulte Homes in which the holders of voting stock of Pulte Homes immediately prior to the merger have the same or greater proportionate ownership, directly or indirectly, of the voting stock of the surviving corporation immediately after such merger as they had of the voting stock of Pulte Homes immediately before such merger; or (ii) the filing of a report by any Person, including Affiliates of Pulte Homes (other than Pulte Homes, its Subsidiaries, employee stock ownership plans or employee benefit plans of Pulte Homes or its Subsidiaries, or a Permitted Pulte Holder) on Schedule 13D or 14D-1 (or any successor schedule, form or report under the Exchange Act) disclosing that such Person (for the purpose of this definition of "Pulte Change in Control" only, the term "Person" shall include a "person" within the meaning of Section 13(d)(3) and Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
Act) of 50% or more of Pulte Homes' voting stock; provided, however, that a Person shall not be deemed the beneficial owner of, or to own beneficially (A) any securities tendered pursuant to a tender or exchange offer made on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange thereunder or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule, form or report) under the Exchange Act. A change of the legal name of Pulte Homes shall not of itself (absent the occurrence of one of the events described in the preceding sentence) constitute a Pulte Change of Control.

      "Pulte Homes" means Pulte Homes, Inc., the sole shareholder of Pulte Diversified Companies, Inc., which is in turn the sole shareholder of the Parent.

      "Purchasers" is defined in Section 12.3.1.

      "Qualifying HELOC Loan" means a Residential Mortgage Loan which is a revolving home equity line of credit which at the time of its origination had a FICO score of at least 620.

      "Qualifying HLTV Loan" means a Residential Mortgage Loan which (i) had an original principal balance that (together with, if it is a second priority Mortgage Loan, the principal balance of the related senior Mortgage Loan as of the time of the funding of the second Mortgage Loan) exceeded 100% of the appraised value of the real estate and improvements securing such Mortgage Loan but did not exceed 107% of such appraised value, and (ii) is subject to an Approved Investor Commitment issued by an Approved Investor.

      "Qualifying Negatively Amortizing Loan" means a first-priority Residential Mortgage Loan which (i) is a Negatively Amortizing Loan; (ii) had a FICO score of at least 620 at the time of origination; (iii) had an original principal balance that was less than 95% of the appraised value of the real estate and improvements securing such mortgage loan. Any Qualifying Negatively Amortizing Loan with a FICO score of less than 660 or a loan-to-value ratio of greater than 90% is referred to herein as "Low End Qualifying Negatively Amortizing Loan".

      "Qualifying Non-Conforming Second Lien" means a Residential Mortgage Loan which (i) is a second priority Mortgage Loan, (ii) had a FICO score of at least less than 600 and greater than or equal to 560 at the time of origination, (iii) was originated in conjunction with a first priority Mortgage Loan and (iv) is subject to an Approved Investor Commitment issued by an Approved Investor.

      Qualifying Rate Hedge" means, as of any date, with respect to any group of Non-Agency Mortgage Loans having a similar rate type and duration (e.g., 15 year, 30 year or ARMs), that the impact of changes in interest rates on such group of Non-Agency Mortgage Loans is mitigated by interest rate hedging products of a type consistent with both the effective duration of such group of Non-Agency Mortgage Loans and the Borrower's overall Hedging Program.

      "Qualifying Under-560 Mortgage Loan" means a Residential Mortgage Loan which (i) had a FICO score less than 560 at the time of origination and (ii) is subject to an Approved Investor Commitment issued by an Approved Investor.

      "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and any Person which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

      "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

      "Reconciled Non-Servicing Proceeds" is defined in Paragraph 6(c) of the Security Agreement.

      "Recourse Servicing" means any servicing rights under a Servicing Agreement which obligates the Borrower either to repurchase Mortgage Loans upon default by the borrower thereunder or to indemnify any party having an interest in such Mortgage Loans against any loss arising from such a default for reasons other than a breach of any representations or warranties regarding the condition of such Mortgage Loans at origination which were made by the Borrower as originator of such Mortgage Loans.

      "Reduced Servicing Notice" is defined in Section 6.1(xiii).

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

      "Regulation Z" means Regulation Z of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to truth-in-lending.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

      "Required Lenders" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances.

      "Required Mortgage Documents" means the instruments and documents described in Schedule A to the Security Agreement, as applicable to a particular Mortgage Loan, which are required to be delivered to the Collateral Agent.

      "Residential Mortgage Loan" means a Mortgage Loan secured by a Mortgage on a Single Family Residence, which is not a construction loan or a rehabilitation loan.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor to its business.

      "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

      "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

      "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

      "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Management Obligations owing to one or more Lenders.

      "Secured Parties" is defined in Recital B of the Security Agreement.

      "Security or Securities" means any FHLMC Security, FNMA Security or GNMA Security.

      "Security Agreement" means the Fifth Amended and Restated Security and Collateral Agency Agreement as of even date herewith, substantially in the form of Exhibit "I" attached hereto, by and among the Borrower, the Agent, and the Collateral Agent, pursuant to which a security interest is created in favor of the Collateral Agent for the Lenders under this Agreement in certain Collateral to be pledged pursuant to this Agreement, as the same may, from time to time, be further supplemented, modified or amended.

      "Servicing Agreement" means a written contract of the Borrower with another Person to act on behalf of such other Person to, among other things, receive payments in respect of Mortgage Loans and to service Mortgage Loans.

      "Servicing Borrowing Base" means, for any day, that portion of the Borrowing Base attributable to Eligible Mortgage Servicing Rights and Eligible Servicing Sale Receivables.

      "Servicing Hedge Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate floor, cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

      "Servicing Portfolio" means all Mortgage Loans then being serviced by the Borrower either for its own account with respect to Pledged Items or for others under Servicing Agreements (excluding Subservicing Agreements).

      "Servicing Purchaser" means a Person which has purchased Servicing Agreements from the Borrower.

      "Servicing Rights Certificate" is defined in Section 6.1(xiii).

      "Servicing Sale Receivables" means funds due to the Borrower from a Servicing Purchaser in connection with a sale of Servicing Agreements from the Borrower to such Servicing Purchaser.

      "Servicing Take-Out Value" means, with respect to any Mortgage Loan serviced by the Borrower pursuant to a Servicing Agreement constituting Eligible Mortgage Servicing Rights, the amount to be paid by the Approved Servicing Purchaser under the applicable Approved Servicing Sale Agreement for the rights to service such Mortgage Loan.

      "Servicing Transfer Report" is defined in Section 6.1(xiv).

      "Settlement Account" means the account which may be established pursuant to Section 8.4.

      "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

      "Single Family Residence" means a one to four family dwelling unit, which may be a condominium unit but which shall not be a mobile home, manufactured housing (the general definition of which is that the majority of the structure is constructed and assembled elsewhere and delivered to the site) or a dwelling unit in a cooperative apartment building.

      "Subservicing Agreement" means a Servicing Agreement between the Borrower and a Person which does not own the Mortgage Loans being serviced thereunder but only has servicing or other non-ownership rights with respect thereto, pursuant to which the Borrower subservices loans for others.

      "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

      "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, and (ii) is responsible for more than 10% of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

      "Super Jumbo Mortgage Loan" means a Residential Mortgage Loan which is a Conforming Mortgage Loan in all respects except for its original principal balance, provided that such original principal balance was in excess of $750,000 but was not more than $2,000,000.

      "Swingline Advance" means an Advance made by the Swingline Lender under the special availability provisions described in Section 2.4.

      "Swingline Commitment" means the obligation of the Swingline Lender to make Swingline Loans not exceeding the amount set forth as its "Swingline Commitment" on Schedule 1 hereto, as such amount may be modified from time to time pursuant to the terms hereof.

      "Swingline Lender" means JPMorgan Chase Bank, N.A.

      "Swingline Loan" means a Loan that is a Swingline Advance.

      "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing.

      "Termination Date" means May __, 2009 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

      "Transferee" is defined in Section 12.5.

      "Trust Receipt" means a trust receipt substantially in the form of Exhibit 2 to the Security Agreement.

      "Type" means, with respect to any Advance, its nature as a LIBOR Advance or Swingline Advance.

      "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

      "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

      "VA" means the Veterans Administration or other agency, corporation or instrumentality of the United States as to which the powers and duties of the Veterans Administration have been transferred.

      "VA-Approved Lender" means an institution that is approved by the VA to act as a lender in connection with the origination of any Mortgage Loan guaranteed by the VA.

      "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II
                                   THE CREDITS

      2.1 Commitment, Sublimits and Types of Advances.

            2.1.1 Commitment and Lending Sublimits. From and including the date of this Agreement and prior to the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement (including the lending sublimits (the "Lending Sublimits") set forth below), to make Loans to the Borrower from time to time; provided that, on any date, after giving effect to such Loans and all other loans that the Borrower has requested be made on such date under this Agreement:

                  (1) the aggregate principal balance then outstanding under all
            Loans then held by such Lender shall not exceed the amount of such Lender's then-current Commitment;

                  (2) the aggregate principal balance of all outstanding
            Swingline Loans held by any Swingline Lender on any date shall not exceed such Swingline Lender's Swingline Commitment; and

                  (3) the aggregate principal balance of all outstanding
            Advances under this Agreement on such date shall not exceed the lesser of (i) the Aggregate Commitment and (ii) the Borrowing Base.

Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Termination Date. The Commitments to lend hereunder shall expire on the Termination Date.

            2.1.2 Borrowing Base Sublimits by Category. The maximum amount that can be credited toward the Borrowing Base from certain categories of Eligible Collateral shall be limited so that the Borrowing Base value attributable to:

            (i) Eligible Conforming Super Jumbo Mortgage Loans shall not exceed twenty percent (20%) of the Aggregate Commitment;

            (ii) Eligible Investment Loans shall not exceed five percent (5%) of the Aggregate Commitment;

            (iii) Aggregate Servicing Value shall not exceed ten percent (10%)
                  of the Aggregate Commitment; and

            (iv) Eligible Non-Conforming Mortgage Loans, Eligible Investment Loans and Aggregate Servicing Value in the aggregate, shall not exceed fifty percent (50%) of the Aggregate Commitment; provided however that notwithstanding the foregoing, during each month of December and each month of January, the aggregate Borrowing Base value attributable to such three types of Eligible Collateral may exceed such 50% sublimit so long as the aggregate Borrowing Base value attributable to such three types of Eligible Collateral does not at any time exceed sixty percent (60%) of the Aggregate Commitment.

            2.1.3 Borrowing Base Sublimits by Asset Type. The maximum amount that can be credited toward the Borrowing Base from certain types of Collateral shall be limited (collectively with the limits set forth in Section 2.1.2, the "Borrowing Base Sublimits") so that the Borrowing Base value attributable to:

            (i) Eligible Conforming Jumbo Mortgage Loans and Eligible Conforming Super Jumbo Mortgage Loans, in the aggregate, shall not exceed thirty five percent (35%) of the Aggregate Commitment (subject to the inclusion of any such Mortgage Loans in excess of this Borrowing Base Sublimit as Eligible Non-Conforming Mortgage Loans);

            (ii) Eligible Non-Conforming Jumbo Mortgage Loans and Eligible Non-Conforming Super Jumbo Mortgage Loans, in the aggregate, shall not exceed forty percent (40%) of the Aggregate Commitment:,

            (iii) Qualifying Negatively Amortizing Loans shall not exceed ten percent (10%) of the Aggregate Commitment, provided further that (i) Non-Owner Occupied Mortgage Loans shall not constitute more than fifteen percent (15%) of such Qualifying Negatively Amortizing Loans, based on principal balances and
                  (ii) Low End Qualifying Negatively Amortizing Loans, which shall be included in calculating such 10% sublimit, shall also not exceed a sub-sublimit of five percent (5%) of the Aggregate Commitment;

            (iv) Non-Owner Occupied Mortgage Loans shall not exceed twenty percent (20%) of the Aggregate Commitment;

            (v) Qualifying HLTV Loans shall not exceed five percent (5%) of the Aggregate Commitment;

            (vi) Qualifying Under-560 Mortgage Loans shall not exceed five percent (5%) of the Aggregate Commitment; and

            (vii) Qualifying Non-Conforming Second Liens shall not exceed two percent (2%) of the Aggregate Commitment.

            2.1.4 Types of Advances. Each Advance hereunder shall consist of one or more LIBOR Advances or Swingline Advances requested by the Borrower in accordance with Section 2.6. LIBOR Advances shall be available as provided in
Section 2.2 and Swingline Advances shall be available as provided in Section
2.4.

      2.2 LIBOR Advances. Subject to the terms and conditions herein (including the Lending Sublimits) the Borrower may request LIBOR Advances from the Lenders on a pro rata basis in accordance with each such Lender's Commitment Percentage. LIBOR Advances shall bear interest at a floating rate equal to the LIBOR Rate.

      2.3 Buy Down Loans. Notwithstanding anything contained in this Agreement, the Borrower and any individual Lender (a "Buy-Down Lender") may notify the Agent in writing that the Borrower and such Buy-Down Lender have entered into a Buy-Down Agreement with respect to all Loans from time to time outstanding and held by such Buy-Down Lender, and, that, pursuant to said Buy-Down Agreement, the interest rate applicable to such Loans during any interest calculation period shall be the Buy-Down Rate with respect to such Loans and shall be based on the assumption that the Borrower shall maintain sufficient Available Deposits with such Buy-Down Lender. The Agent shall (until otherwise notified by the Borrower and Buy-Down Lender to the contrary) accrue interest on such Loans at the Buy-Down Rate and the Borrower shall pay such interest in accordance with
Section 2.14. The Agent shall have no obligation to verify the amount of any Available Deposits supporting the pricing of such Loans held by any Buy-Down Lender, including without limitation, any deficiency fees or other amounts payable to such Lender by the Borrower under the applicable Buy-Down Agreement. The Borrower shall pay all deficiency fees or other amounts payable under its Buy-Down Agreement with each Buy-Down Lender directly to such Buy-Down Lender within ten (10) calendar days of receipt of a billing statement from such Buy-Down Lender. Any Buy-Down Lender may elect not to make demand for the payment of deficiency fees accruing in respect of any shortage of Available Deposits from time to time and it is expressly agreed and understood that: (1) any such deficiency fee shall not, by reason of such failure of such Buy-Down Lender or otherwise, be deemed to have been waived by such Buy-Down Lender (except as such waiver is expressly acknowledged in writing by such Buy-Down Lender from time to time), and (2) all deficiency fees accrued and unpaid hereunder and not so expressly waived, whether or not previously declared due and owing by any such Buy-Down Lender, shall automatically be due and payable in full upon the Termination Date.

      2.4 Swingline Advances.

            2.4.1 General. Subject to the terms and conditions herein (including the Lending Sublimits), the Borrower may request Swingline Advances from the Swingline Lender. On any Borrowing Date each Swingline Advance requested by the Borrower shall be funded to the Borrower by the Swingline Lender and in such amounts as designated in the Borrowing Notice.

            2.4.2 Swingline Advances to Pay Amounts Due to Swingline Lender. If any amounts are advanced by the Swingline Lender to cover checks or wire transfers from Borrower accounts maintained with the Swingline Lender when there are insufficient funds in such accounts to cover the applicable check or wire transfer and sufficient funds are not deposited in the applicable account before the close of business on the day on which the applicable check or wire transfer request is honored, then the Borrower shall be deemed to have requested, and the Swingline Lender may (but shall not be obligated to) elect to make, a Swingline Advance to pay such overdraft amount (even if after giving effect to such a Swingline Advance the aggregate amount of all outstanding Swingline Advances would exceed the Swingline Commitment); provided however, that (i) the Swingline Lender shall not make any such Swingline Advance to the extent such Advance would cause (x) the aggregate unpaid principal amount outstanding under this Agreement to exceed the Borrowing Base or (y) the aggregate principal balance of all outstanding Advances under this Agreement to exceed the Aggregate Commitment, and

(ii) the reallocations of any such Swingline Advances among the Lenders shall be as set forth in Section 2.4.3.

            2.4.3 Reallocation of Swingline Advances. The Swingline Lender may by written notice given to the Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Advances outstanding. Such notice shall specify the aggregate amount of Swingline Advances in which Lenders will participate. Following receipt of such a notice, the Administrative Agent will give notice thereof to each Lender by 12:30 p.m., New York City time, specifying in such notice such Lender's Commitment Percentage of such Swingline Loan. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Swingline Lender, by 3:00 p.m., New York City time, such Lender's Commitment Percentage of such Swingline Advances. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Advances pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Agent shall notify the Borrower of any participations in any Swingline Advances acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Advances shall be made to the Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Advances after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. If any Lender fails to provide its funds to the Agent to repay its share of any Swingline Advances when due (including any such failure caused by a fed funds wire delay), then that Lender shall also be obligated to pay to the Agent for the account of the Swingline Lender interest on the unpaid balance of principal so due to the Swingline Lender at the Federal Funds Effective Rate from such due date until three (3) Business Days after such due date, and at the Federal Funds Effective Rate plus two percent (2%) from three (3) Business Days after such due date until the date of payment of such principal sum. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

      2.5 Fees. The Borrower shall pay the following fees (the "Fees"):

            2.5.1 Facility Fees. A facility fee based on the Aggregate Commitment from time to time from and after the date hereof, calculated at the Facility Fee Rate, expressed as a per diem rate on the actual Aggregate Commitment for each day during the preceding full or partial calendar quarter, payable in arrears, on the last day of each calendar quarter and on the Termination Date. This fee shall be paid to the Agent and allocated among the Lenders on a pro rata basis in accordance with their respective Commitments during such quarter.

            2.5.2 Amendment Fee. An amendment fee of $2,500 to each Lender for each material waiver or amendment (as determined in the sole and absolute discretion of the Agent) to this Agreement other than amendments made to increase or reduce the Aggregate Commitment under Section 2.7 of this Agreement (provided that with respect to each waiver or amendment, such fee shall only be due to Lenders that sign such waiver or amendment by the date requested by the Agent).

            2.5.3 Agent Fees. Any fees payable to the Agent pursuant to the Borrower's letter agreement with the Agent dated April 7, 2006.

            2.5.4 Collateral Agent Fees. Any fees payable to Collateral Agent for its services rendered pursuant to the Security Agreement as agreed to by the Borrower and charged by Collateral Agent from time to time.

            2.5.5 Fees Payable in connection with Buy-Down Loans. The Borrower shall pay any fees and other charges when due to any Buy-Down Lender under a Buy-Down Agreement as described in Section 2.3.

      2.6 Method of Requesting New Advances. The Borrower shall give the Agent irrevocable notice in the form attached hereto as Exhibit B and made a part hereof (a "Borrowing Notice") not later than (i) 5:00 p.m. (New York City time) on the proposed Borrowing Date for each Swingline Advance, and (ii) noon (New York City time) on the proposed Borrowing Date for each LIBOR Advance, specifying:

      (a)   the Borrowing Date, which shall be a Business Day, of such Advance,

      (b) the aggregate amount of such Advance, which, in the case of a LIBOR Advance, shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, or, in the case of a Swingline Advance, shall be in a minimum amount of $100,000, but need not be in multiples of $100,000 if in excess thereof; and

      (c)   the Type of Advance selected.

Not later than 3:00 p.m. (New York City time) on each Borrowing Date, each Lender shall make available its Loan comprising the LIBOR Advance requested, in funds immediately available in New York City to the Agent at its address specified pursuant to Article XIII. Swingline Advances shall be made available to the Borrower promptly after the Borrowing Notice is received prior to the close of business. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

      2.7 Changes to Aggregate Commitment.

            2.7.1 Reductions to Aggregate Commitment. The Borrower may from time to time permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least five (5) Business Days written notice to the Agent, which notice shall specify the amount of any such reduction. On or before the effective date of any such reduction, the Borrower shall, if necessary, repay sufficient Loans to prevent the remaining outstanding Loans hereunder, after giving effect to such permanent reduction, from exceeding the Lending Sublimits. Upon any reduction of the Aggregate Commitment, upon the election of the Swingline

Lender, the reduction in such Lender's Commitment may also reduce its Swingline Commitment on a pro rata basis.

            2.7.2 Temporary Increases in Aggregate Commitment. The Borrower shall have the right to temporarily increase the Aggregate Commitment from its then-current level to an amount not greater than the Maximum Aggregate Commitment and for a period not in excess of 45 days, by obtaining an additional Commitment or Commitments from one or more of the Lenders, provided that such Lender has agreed, in its sole discretion, to provide such an additional Commitment and provided further that the Borrower shall not be permitted to temporarily increase the Aggregate Commitment more than four (4) times in any calendar year. Each such increase shall be evidenced by an amendment in the form attached hereto as Exhibit K, which amendment shall be executed by the Borrower, the Agent and each Lender increasing its Commitment thereby. Each such amendment shall amend Schedule 1 to the extent necessary to reflect the changes in the Commitments hereunder, and the Agent shall promptly deliver a copy of such amendment to each Lender. On the Business Day that any such increase becomes effective, all outstanding LIBOR Advances shall be reallocated among the Lenders in accordance with the Lenders' respective Commitment Percentages.

            2.7.3 Permanent Increases to Aggregate Commitment. The Borrower shall have the right to permanently increase the Aggregate Commitment to an amount not greater than the Maximum Aggregate Commitment by obtaining additional Commitments, either from one or more of the Lenders or from another lending institution provided that (A) such Lender or other lending institution has agreed, in its sole discretion, to provide such additional Commitment, (B) the Agent has approved the identity of any such new Lender, such approval not to be unreasonably withheld, (C) any such new Lender assumes all of the rights and obligations of a "Lender" hereunder, and (D) the Borrower may so permanently increase the Aggregate Commitment not more than two (2) times between the Effective Date and the date eighteen (18) months after the Effective Date. Each such increase shall be evidenced by an amendment in the form attached hereto as Exhibit N and shall only require the written signatures of the Agent, the Borrower and Lender being added or increasing its Commitment. In addition, each such amendment shall revise Schedule 1 reflecting such increase and the Agent shall promptly distribute such amendment and revised Schedule to each of the Lenders and the Borrower. On the Business Day that any such increase becomes effective, all outstanding LIBOR Advances shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders' respective revised Commitment Percentages.

      2.8 Principal Payments.

            2.8.1 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, (i) all outstanding LIBOR Advances, or, in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding LIBOR Advances or (ii) all or any portion of the outstanding Swingline Advances on any Business Day.

            2.8.2 Required Payments Related to Borrowing Base. On any date that the aggregate unpaid principal amount outstanding under this Agreement is in excess of the then-current Borrowing Base, the Borrower shall, prior to the close of business on such date, either deliver sufficient Eligible Collateral to eliminate such excess or make a mandatory payment to the Agent for the benefit of the Lenders in the amount of such excess. Any such payment shall be allocated in accordance with the Lenders' respective outstanding Loans with such payments applied to principal.

            2.8.3 Settlement Account Payments. Prior to the occurrence of a Default, to the extent the amounts in the Settlement Account are not needed to keep the Borrowing Base equal to or greater than the aggregate unpaid principal amount outstanding under this Agreement, the Borrower may withdraw or otherwise direct the application of such amounts. Upon the occurrence of a Default (and during the continuance thereof), the Agent may declare a portion of the principal balance of the Loans, equal to any amounts then on deposit in the Settlement Account and any deposits made in the Settlement Account during the continuance of such Default, to be due and payable without demand (unless previously declared due and payable). Such amount shall be withdrawn from the Settlement Account by the Agent and shall be applied to the Obligations.

            2.8.4 Final Payment on Termination Date. Any outstanding Advances and all other unpaid Obligations, unless required to be paid earlier pursuant to the terms hereof, shall be paid in full by the Borrower on the Termination Date.

            2.8.5 Pulte Change in Control. If a Pulte Change in Control shall occur, all Commitments shall be terminated and all amounts outstanding under this Agreement shall become due and payable upon the election of the Required Lenders.

      2.9 Changes in Interest Rate, etc. Each LIBOR Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made but excluding the date it is paid at a rate per annum equal to the LIBOR Rate for such day. Changes in the rate of interest on each LIBOR Advance will take effect daily with each change in the LIBOR Rate and Applicable Margin.

      2.10 Rates Applicable After Default. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.1 requiring unanimous consent of the Lenders to reductions in interest rates) declare that each LIBOR Advance shall bear interest at the rate otherwise applicable to such LIBOR Advance (which rate includes the Applicable Margin) plus 2% per annum provided that, during the continuance of a Default under Section 7.6 or 7.7, such increased interest rate shall be applicable to all LIBOR Advances without any election or action on the part of the Agent or any Lender.

      2.11 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, on the date when due by (i) 12:30 p.m. (New York City time) with respect to all LIBOR Advances and (ii) 5:00 p.m. (New York City time) with respect to Swingline Advances and all such payments shall be applied in accordance with Section 2.8. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to
Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with JPMC for each payment of principal, interest and fees as it becomes due hereunder.

      2.12 Noteless Agreement; Evidence of Indebtedness.

            (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (ii) Subject to Section 2.3, the Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

            (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

            (iv) Any Lender may request that its Loans be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and
      (ii) above.

      2.13 Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

      2.14 Interest Payment Dates; Interest and Fee Basis. Subject to Section 2.3, interest accrued on each Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest and Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received at the place of payment prior to the time required for payment as set forth in Section 2.11. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

      2.15 Notification by the Agent. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, and repayment notice received by it hereunder.

      2.16 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this

Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

      2.17 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or an Advance or (ii) in the case of the Borrower, a payment of principal (including but not limited to situations in which the Borrower informs the Agent that the Agent will be receiving proceeds of Collateral on a specific date and that the Borrower intends to use such proceeds to make a payment of principal), interest or Fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment due from a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, either the interest rate provided for in Section 2.3 if the payment relates to a Swingline Advance or, in all other cases, the interest rate applicable to the relevant Loan or (y) in the case of payment due from the Borrower, the interest rate applicable to the relevant Loan.

                                  ARTICLE III
                             CHANGE IN CIRCUMSTANCES

      3.1 Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

            (i) subjects any Lender or any applicable Lending Installation to any Taxes or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its LIBOR Loans, or

            (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation, or

            (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its LIBOR Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its LIBOR Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of its LIBOR Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its LIBOR Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such LIBOR Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in an amount received.

      3.2 Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means
(i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

      3.3 Availability of Types of Advances. If any Lender determines that maintenance of its LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund LIBOR Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any Advances of the affected Type to be repaid.

      3.4 Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) The Borrower shall indemnify the Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate prepared in good faith and setting forth in reasonable detail the basis and amount of such payment or liability delivered to the Borrower by a Lender, or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

      (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

      (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

      (f) If the Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.4, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.4 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

            3.5 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 3.1 or Section 3.2, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to such Sections in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      (b) If any Lender requests compensation under Section 3.1 or Section 3.2, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.3), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Swingline Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.1 or Section 3.2 or payments required to be made pursuant to Section 3.4, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE IV
                 CONDITIONS PRECEDENT; WITHHOLDING TAX EXEMPTION

      4.1 Effectiveness. This Agreement shall not be effective and no Lender shall be required to make the initial Advance hereunder until a date (the "Effective Date") upon which the Borrower has furnished or caused to be furnished to the Agent:

            (i) Copies of the articles or certificate of organization of the Borrower, together with all amendments, certified by the appropriate governmental officer in its jurisdiction of organization.

            (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its operating or other management agreement and of resolutions of its members and of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

            (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

            (iv) A good standing certificate for the Borrower from the Secretary of State of its state of organization.

            (v) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

            (vi) A written opinion of the Borrower's counsel, addressed to the Lenders in a form acceptable to Agent.

            (vii) Any Notes requested by a Lender pursuant to Section 2.12 payable to the order of each such requesting Lender.

            (viii) A fully executed Security Agreement, together with such executed UCC-1 financing statements as the Agent may reasonably request.

            (ix) Copies of the existing Acknowledgment Agreements with respect to the Pledged Servicing, to be updated to reflect the current amendment and restatement of the Facility in form and substance satisfactory to the Agent within sixty (60) days after the Effective Date.

            (x) Payment of all Fees due and payable on or before the Effective Date.

            (xi) A copy of the Positions Report for the calendar month immediately preceding the Effective Date, together with such detail regarding the Borrower's hedges as the Agent may have reasonably requested.

            (xii) Such other documents as any Lender or its counsel may have reasonably requested.

      4.2 Each Advance. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), unless on the applicable Borrowing Date:

            (i) There exists no Default or Unmatured Default.

            (ii) The representations and warranties contained in Article V are true and correct in all material respects as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

            (iii) All legal matters incident to the making of such Advance shall be reasonably satisfactory to the Lenders and their counsel.

      Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that each Pledged Item included in the Borrowing Base constitutes Eligible Collateral, and that after giving effect to the amount of the Advance being requested, (a) the conditions contained in Sections 4.2(i) and (ii) have been satisfied, (b) the Borrower has provided the Collateral Agent with the true and correct information including the GAAP Carrying Values (correctly calculated in accordance with the provisions of this Agreement) necessary to calculate the Collateral Value for all Eligible Collateral, (c) the then current Borrowing Base is equal to or greater than the aggregate unpaid principal amount outstanding under this Agreement and (d) no Lending Sublimit or Borrowing Base Sublimit has been exceeded.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Lenders that:

      5.1 Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and, except for the State of Rhode Island, has all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The failure of Borrower and its Subsidiaries to be authorized to conduct business in Rhode Island could not reasonably be expected to have a Material Adverse Effect.

      5.2 Authorization and Validity. The Borrower has the power and authority to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper limited liability company proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      5.3 No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate
(i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries if any such violation could reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole or
(ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder if any such violation, conflict or default could reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents (other than filings to perfect the Liens granted pursuant to the Security Agreement).

      5.4 Financial Statements. The December 31, 2005 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

      5.5 Material Adverse Change. Since December 31, 2005, there has been no change in the business, Property, financial condition or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      5.6 Taxes. The Borrower and, to its knowledge, its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No material tax liens have been filed and no material claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and the Subsidiaries in respect of any taxes or other governmental charges are adequate. Each of the Borrower and each of its Subsidiaries that is a limited liability company qualifies for disregarded entity tax treatment under United States federal tax law.

      5.7 Litigation and Contingent Obligations. Except as set forth on Schedule "3" hereto and as otherwise disclosed in the Borrower's annual financial statements referred to in Section 5.4, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their executive officers, threatened against or affecting the Borrower or any of its Subsidiaries which (i) in the Borrower's reasonable judgment have a reasonable possibility of being determined adversely to the Borrower or any Subsidiary, and (ii) if so determined adversely to the Borrower or any Subsidiary, as the case may be, would be reasonably likely to, singly or in the aggregate, have a material adverse effect on the financial condition, or on the respective properties or operations, of the Borrower and its Subsidiaries taken as a whole or the transactions contemplated by this Agreement, the Security Agreement and the Notes. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

      5.8 Subsidiaries. Schedule "4" hereto contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

      5.9 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $500,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multi-employer Plans in excess of $500,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

      5.10 Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

      5.11 Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

      5.12 Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness or any Rate Management Transaction.

      5.13 Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

      5.14 Ownership of Properties. Except as set forth on Schedule "5" hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

      5.15 Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

      5.16 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      5.17 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      5.18 GNMA, FHA, VA, FNMA, and FHLMC Eligibility. The Borrower is: (i) an FHA-Approved Mortgagee in good standing, a VA-Approved Lender, a FHLMC-Approved Lender and a FNMA-Approved Lender and meets all eligible requirements of law and governmental regulation so as to be eligible to originate, purchase, hold and service Mortgage Loans insured by FHA or supporting any Security; (ii) an approved seller and servicer in good standing of Mortgage Loans to each Federal Agency; and (iii) an approved issuer and servicer in good standing of Securities for FHLMC, FNMA and GNMA and meets all FHLMC, FNMA and GNMA requirements, requirements of law and governmental regulations so as to be able to issue Securities and to originate and service the Mortgage Loans that secure such Securities.

      5.19 Approved Investor Commitments. The forms of Approved Investor Commitment with respect to Mortgage Loans, other than Conforming Mortgage Loans, which were delivered to the Agent on the Effective Date are still valid and currently in use and, except to the extent new forms or changes to the existing forms of Approved Investor Commitment have been delivered to the Agent, represent the only forms of Approved Investor Commitment used by the Borrower for such purposes.

      5.20 Accuracy of Representations and Warranties. The representations and warranties of the Borrower contained in each other document delivered in connection with this Agreement are, or when such document is delivered will be, true and correct in all material respects when made.

      5.21 No Defaults. No Default or Unmatured Default has occurred and is continuing.

      5.22 USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

                                   ARTICLE VI
                                    COVENANTS

      During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

      6.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

            (i) Within 120 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, reasonably acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and changes in shareholders' equity statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants.

            (ii) Within 15 days after the close of each month of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss statements (showing a breakout of servicing sales gains attributed to servicing originated in prior periods), a change in shareholders equity statement for the period from the beginning of such fiscal year to the end of such month, all certified (subject to normal year-end adjustments) by an Authorized Officer.

            (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit "F" hereto signed by an Authorized Officer showing the calculations necessary to determine compliance with this Agreement as currently in effect (regardless of whether this Agreement was in effect at the date for which such financial statements were prepared) and that no Default or Unmatured Defaults exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

            (iv) As soon as available but in any event within fifteen (15) days after the end of each calendar month, a servicing report and analysis which shall show the status of all mortgages serviced by the Borrower including those which are delinquent, all in such form and detail and including such additional information as the Agent may reasonably request. Such servicing report shall show separately information concerning any mortgages or securities with respect to which there is recourse to the Borrower.

            (v) As soon as available but in any event within fifteen (15) days after the end of each month, a secondary marketing report for such month reasonably satisfactory to the Agent (each such report, a "Positions Report"), which shall include a schedule setting forth (A) the components of the Borrower's Hedging Program as of the end of such month, (B) the Approved Investor Commitments as of the end of such month, (C) the amount of Non-Agency Mortgage Loans in each group having a similar rate type and duration as of the end of such month and (D) the Qualifying Rate Hedges applicable to the various groups of Non-Agency Mortgage Loans as of the end of such month. The Positions Report shall be presented on a consistent basis and shall be included with the monthly statements delivered pursuant to Subsection 6.1(ii) above. If the Borrower at any time determines that the Qualifying Rate Hedges with respect to any group of Non-Agency Mortgage Loans, taken together with the Approved Investor Commitments applicable to such group of Non-Agency Mortgage Loans, does not fully cover such group of Non-Agency Mortgage Loans, then the Borrower shall immediately notify the Agent of such fact.

            (vi) Within five (5) Business Days after request of Agent, copies of all documents submitted in connection with any audits by any of FNMA, FHLMC or GNMA; within ten (10) Business Days after request of Agent, copies of all compliance and audit reports received from any of FNMA, FHLMC or GNMA; and promptly upon receipt, a copy of any notice from (i) any Federal Agency to the effect that it is or is contemplating withdrawing its approval of the Borrower as a FHA-Approved Mortgagee, FHLMC-Approved Lender, FNMA-Approved Lender or VA-Approved Lender or as an approved seller and servicer for FNMA, FHLMC or GNMA or (ii) any private mortgage insurer which insures any of the Collateral to the effect that it is contemplating withdrawing its approval of the Borrower as an approved originator of insured Mortgage Loans.

            (vii) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

            (viii) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

            (ix) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

            (x) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

            (xi) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

            (xii) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

            (xiii) Within fifteen (15) days after the end of each month, the Borrower shall deliver to the Agent and the Collateral Agent a report (each such report, a "Servicing Rights Certificate") setting forth (A) the Servicing Take-Out Value of the Eligible Mortgage Servicing Rights as of the end of such month, which amount shall be computed in accordance with the values contemplated for such servicing under the terms of a valid Approved Servicing Sale Agreement and in accordance with FAS 140 with appropriate deductions, if any, necessary to account for any capitalized servicing rights which may be shown on the Borrower's balance sheet but which do not constitute Eligible Mortgage Servicing Rights (whether due to failure to satisfy all of the eligibility requirements of the effect of borrowing base sublimits, or otherwise), and (B) the amount of the Eligible Servicing Sale Receivables as of the end of such month; which report shall be presented on a consistent basis and in accordance with GAAP. If title to any servicing rights constituting Eligible Mortgage Servicing Rights is to be transferred by the Borrower and the sum of the resulting initial purchase price payment to be made directly to the Cash and Collateral Account (if any) and Eligible Servicing Sale Receivable (if any) will be less than the Servicing Take-Out Value of the Eligible Mortgage Servicing Rights so sold, the Borrower shall deliver a report (a "Servicing Transfer Report") to the Agent and the Collateral Agent on or prior to the date of transfer of title to the Eligible Mortgage Servicing Rights indicating (i) the amount of the resulting reduction in the Servicing Take-Out Value, (ii) the amount of the initial purchase price payment to be made if such payment is to be made to the Cash and Collateral Account, and (iii) the amount of the resulting Eligible Servicing Sale Receivable, if any (which report shall be certified as to fairness of presentation, Agreement Accounting Principles and consistency by an Authorized Officer). If the Borrower at any time determines that the amount of the Take-Out Value of Eligible Mortgage Servicing Rights or the amount of Eligible Servicing Sale Receivables is less than the amounts of such Collateral that are then included in the calculation of Aggregate Servicing Value (e.g. because the Borrower has determined that certain Pledged Servicing or Servicing Sale Receivables no longer meet the applicable eligibility criteria), then the Borrower shall immediately notify the Agent and the Collateral Agent of the applicable change (a "Reduced Servicing Notice").

            (xiv) Upon request from time to time from the Agent, copies of the forms of Approved Investor Commitments that the Borrower is then utilizing for its Approved Investors.

      6.2 Use of Proceeds. The Borrower will, and will cause each Subsidiary to, only use the proceeds of the Advances for the purposes described in the recitals hereto, to pay interest, Fees, expenses and other Obligations, to pay Indebtedness of the Borrower existing on the date hereof and to repay outstanding Advances. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) or to make any Acquisition (other than those permitted by Section 6.14) or to make any Acquisition for which the board of directors of the Person being acquired has not consented to such Acquisition.

      6.3 Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

      6.4 Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted. The Borrower will, and will cause each Subsidiary which is a material part of the Borrower's overall business operations to, do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The Borrower will use best efforts to adhere in all material respects to customary practices and standards in the industry insofar as adherence to such practices and standards would require the Borrower to cause obligors whose indebtedness is secured by Pledged Mortgages to comply with their obligations under such Pledged Mortgages with respect to the real estate securing such indebtedness, including without limitation, the payment of all taxes and insurance premiums related thereto and maintenance of such real estate in compliance with all laws.

      6.5 Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles. At any time that the Borrower or any of its Subsidiaries is organized as a limited liability company, each such limited liability company will qualify for disregarded entity tax treatment under United States federal tax law.

      6.6 Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried. The Borrower will at all times, upon request of the Agent, furnish to the Agent copies of its, and each of its Subsidiaries', current Mortgage Bankers Blanket Bond and of its, and each of its Subsidiaries', insurance policy containing errors and omissions coverage or mortgage impairment coverage, and such Bonds and policies, to the extent possible, shall each provide that it is not cancelable without thirty (30) days prior written notice to the Agent.

      6.7 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including, without limitation, all Environmental Laws, non-compliance with which could, singly or in the aggregate, reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole, unless the same shall be contested by the Borrower or such Subsidiary, as the case may be, in good faith and by appropriate proceedings and such contest shall operate to stay the material adverse effect of any such non-compliance.

      6.8 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

      6.9 Inspection. Upon reasonable prior notice, the Borrower will, and will cause each Subsidiary to, permit the Agent, the Collateral Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent, the Collateral Agent or any Lender may designate; provided that the Secured Parties shall exercise the foregoing rights in a manner which is not unreasonably disruptive to the business or operations of the Borrower.

      6.10 Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock or cash distributions from any Subsidiary to the Borrower) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, (collectively, "Restricted Payments") if any Default continues or if after giving effect to the making of any such Restricted Payment a Default or an Unmatured Default would exist.

      6.11 Intentionally Omitted.

      6.12 Merge. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary. The Borrower may, after prior written notice to the Agent and Lenders, take such action with respect to any Subsidiary which is not a material part of the Borrower's overall business operations.

      6.13 Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person, except:

            (i) Sales of Mortgage Loans, Securities and Servicing Rights in the ordinary course of business.

            (ii) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than Mortgage Loans and Securities in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

            (iii) Transfers of a Subsidiary's assets to another Subsidiary or to the Borrower.

      6.14 Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

            (i) Cash Equivalent Investments.

            (ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule "4" hereto.

            (iii) Investments in the ordinary course of the Borrower's mortgage banking business to purchase: (a) Mortgage Loans, collateralized mortgage obligations and Securities (and in connection with commitments to purchase the same); (b) servicing rights and mortgage servicing contracts of another Person engaged in mortgage-related businesses; and (c) real estate acquired by foreclosure.

            (iv) Investments in the ordinary course of the Borrower's mortgage banking business in the form of Rate Management Transactions to the extent permitted pursuant to the provisions of this Agreement.

            (v) Investments in Affiliated Special Ventures.

            (vi) Investments in Joliet Mortgage Reinsurance Company.

            (vii) Investments in the aggregate in Pulte Funding, Inc., a wholly-owned subsidiary of the Borrower.

            (viii) Investments other than those described in the preceding clauses (i)-(vii), so long as the aggregate amount of all such other Investments does not exceed $1,000,000.

      6.15 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

            (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

            (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

            (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

            (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

            (v) Liens existing on the date hereof and described in Schedule "5" hereto.

            (vi) Liens in favor of the Agent and the Collateral Agent, for the benefit of the Lenders, granted pursuant to the Security Agreement.

            (vii) Liens incidental to the conduct of the Borrower's mortgage related businesses or the ownership of its property or arising out of transactions entered in the ordinary course of the Borrower's mortgage related businesses which do not secure Indebtedness and do not, in the aggregate, materially detract from the value of its properties in the aggregate or materially impair the use thereof in the ordinary course of the Borrower" business. (viii) Liens (not otherwise permitted hereunder) which secure obligations (as to the Borrower and all Subsidiaries) incidental to forward delivery contracts or repurchase agreements in the ordinary course of the Borrower's mortgage related businesses.

            (ix) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

            (x) Liens of Liens of landlords, arising solely by operation of law and which are not avoidable as a matter of law, on fixtures and moveable property located on premises leased in the ordinary course of business, provided, that the rental payments secured thereby are not yet due.

            (xi) Liens arising out of judgments or awards against the Borrower or any Subsidiary with respect to which the Borrower or such Subsidiary is prosecuting an appeal or proceeding for review and the Borrower or such Subsidiary is maintaining adequate reserves in accordance with Agreement Accounts' Principles.

            (xii) Liens upon real and/or tangible personal property, which property was acquired after December 31, 2005 (by purchase, construction or otherwise) by the Borrower or its Subsidiaries, each of which Liens either (A) existed on such property before the time of its acquisition and was not created in anticipation thereof at the request or direction of the Borrower, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the respective property; provided, that no such Lien shall extend to or cover any property of the Borrower or such Subsidiary other than the respective property so acquired and improvements thereon.

            (xiii) Liens on assets of corporations which become Subsidiaries after the date of this Agreement; provided, that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary (other than any such spreading resulting from "after-acquired property" clauses in existence on the date such corporation became a Subsidiary) and (iii) the amount of Indebtedness secured thereby is not increased;

            (xiv) Subject to the requirements of Section 6.18, Liens on Mortgage Loans and Securities owned by the Borrower or its Subsidiaries (other than Mortgage Loans or Securities constituting Collateral) to secure Indebtedness incurred from sources other than the Lenders for the purpose of originating or acquiring Mortgage Loans or Securities.

      6.16 Affiliates. The Borrower will not, and will not permit any Subsidiary to, (i) enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable in any material respect to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction, (ii) make any loans or advances to any Affiliates with financial terms more advantageous to such Affiliate than the terms of loans and advances made to the Borrower (or the applicable Subsidiary) from such Affiliate, or
(iii) make any net loans or advances to any Affiliate which would cause any violation of Section 6.17.1 or 6.17.2; or, while any Default or Unmatured Default is continuing, make any payments, loans or advances of any type to any Affiliate.

      6.17 Financial Covenants.

            6.17.1 Leverage Ratio. The Borrower will not permit the Leverage Ratio, at any time, to exceed 15.0 to 1.0.

            6.17.2 Net Worth. The Borrower will at all times maintain a Consolidated Tangible Net Worth of at least Fifty Million Dollars ($50,000,000), provided that such minimum amount shall be reset on January 31, 2007 and each January 31 thereafter to be the greater of (i) $50,000,000 and (ii) eighty-five percent (85%) of the numerical average of the month-end Consolidated Tangible Net Worth as reported in the monthly statements provided by the Borrower under
Section 6.1 as of the last day of each of the twelve (12) calendar months in the preceding calendar year.

            6.17.3 Indebtedness. The Borrower will not permit the aggregate Indebtedness of the Borrower and its Subsidiaries to exceed at any time the sum of the following:

            (i) one hundred percent (100%) of the value of the Borrower's unrestricted cash and Cash Equivalent Investments and other "short term investments";

            (ii) ninety-five percent (95%) of the value of the Borrower's "mortgage loans held for sale"; and

            (iii) eighty percent (80%) of the Aggregate Servicing Value.

      Terms set forth in quotes in this Section shall have the meanings given such terms in the Borrower's consolidated financial statements.

            6.17.4 Maintenance of Net Income. Allow the Borrower and its consolidated Subsidiaries to suffer, as of the end of any calendar quarter, an aggregate net loss (as determined under Agreement Accounting Principles) over the course of the immediately preceding four calendar quarters; provided that any equity contribution made to the Borrower by the Parent within 30 days after generation of the financial statements for a given quarter shall (for purposes of this Section 6.17.4 be considered net income earned by the Borrower during the quarter immediately preceding the date of such contribution (i.e., equity contributions in the amount of net losses can "cure" such losses for purpose of this Section ).

      6.18 Compliance with Security Agreement. The Borrower will not fail to perform in any material respect any of its obligations under the Security Agreement or enter into similar security agreements for Mortgage Loans not included in Collateral with any Person other than the Collateral

Agent; provided, however, that this Section shall not (i) prohibit the Borrower from entering into other custodial agreements relating to the possession of Mortgage Loans not included in Collateral so long as such agreements are not made for the purpose of or in connection with the granting of a security interest in such Mortgage Loans, or (ii) prohibit the Affiliate of the Collateral Agent which acts in a custodial capacity in connection with the certification of Mortgage Loans for exchange by a Federal Agency from acting in such custodial capacity in conformance with the terms of the Security Agreement. Security interests in Mortgage Loans given for confirmatory purposes in connection with the sale of such Mortgage Loans by the Borrower to investors shall not be considered agreements "made for the purpose of or in connection with the granting of a security interest in such Mortgage Loans" within the meaning of the preceding sentence. The Borrower will direct the Collateral Agent to ship Collateral only to Approved Investors or otherwise consistent with the provisions of the Loan Documents; provided, however, the Borrower may direct the Collateral Agent to ship Collateral to Pulte Funding, Inc. if the release of such Collateral is in accordance with the provisions of Section 8.3 of this Agreement and such release does not result in a breach of Section 8.3 of this Agreement.

      6.19 Recourse Servicing. The Borrower will not at any time be a party to any Servicing Agreements constituting Recourse Servicing other than Approved Recourse Servicing.

      6.20 Federal Agency Approvals. The Borrower (i) will maintain its status as a FHA Approved Mortgagee, remain eligible to obtain VA guaranties of Mortgage Loans and remain approved by each Federal Agency as a seller/servicer and (ii) will not permit any Federal Agency which insures any material portion of the Mortgage Loans owned or serviced by the Borrower to withdraw its approval of the Borrower.

      6.21 Approved Investor Commitments. The Borrower shall maintain (A) Approved Investor Commitments which cover all Pledged Mortgages (other than Pledged Mortgages which are then included in a group of Pledged Mortgages covered by a Qualifying Rate Hedge or which are Eligible Investment Loans) and
(B) Approved Servicing Sale Agreements which cover all Eligible Mortgage Servicing Rights.

      6.22 Negative Pledges. The Borrower shall not enter into any agreement pursuant to which it agrees (i) not to grant a lien to third parties unless such provision allows for the lien of the Agent, the Collateral Agent and the Lenders contemplated under the Loan Documents or (ii) to grant another creditor a pari passu security interest in and to the Collateral when a security interest is granted to the Agent, the Collateral Agent and the Lenders pursuant to the Loan Documents.

      6.23 Keeping of Records and Books of Account. The Borrower shall keep or cause to be kept adequate records and books of account in which complete entries will be made in accordance with Agreement Accounting Principles, consistently applied (except for changes concurred in by the Borrower's independent auditors) reflecting all financial transactions of the Borrower and its Subsidiaries.

      6.24 Hedging Program. The Borrower shall at all times maintain a Hedging Program which represents a reasonable means for the Borrower to hedge certain interest rate risks associated with the mortgage banking business, and is a customary and standard Hedging Program comparable to that of other similarly situated mortgage banking companies.

      6.25 Agreements to Pledge Mortgage Loans. Borrower shall not pledge to any Person, or grant a security interest in favor of any Person in, any Mortgage other than the security interest granted to the Collateral Agent for the benefit of the Lenders pursuant to the Security Agreement.

                                  ARTICLE VII
                                    DEFAULTS

      The occurrence of any one or more of the following events shall constitute a Default:

      7.1 Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made (it being understood that if any of the representations and warranties made pursuant to the definition of "Borrowing Base" are not true and correct as of any date with respect to any Pledged Item, such Pledged Item shall be removed from Eligible Collateral as the sole remedy for such failure).

      7.2 Nonpayment of principal of any Loan when due (including but not limited to payments required pursuant to Section 2.8.2, Section 2.8.4 and
Section 2.8.5), or nonpayment of interest upon any Loan or of any Fee under any of the Loan Documents within five Business Days after the same becomes due or nonpayment of any amount, other than principal or interest or Fees, payable under this Agreement shall not be paid when due and payable and shall remain unpaid for five (5) Business Days after written notice to the Borrower of such nonpayment.

      7.3 The breach by the Borrower of any of the terms or provisions of Sections 6.2, 6.4, 6.10, 6.11, 6.12, 6.13, 6.15, 6.17, or 6.20 and 6.25.

      7.4 The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty days after the earlier to occur of (i) receipt of written notice from the Agent or any Lender of such breach or (ii) the date that the Borrower obtains knowledge of such breach.

      7.5 Failure of the Borrower or any of its Subsidiaries, Pulte Homes, or the Parent to pay when due any Indebtedness (provided that for purposes of this Section 7.5, the definition of "Indebtedness" shall include, in addition to all amounts and items described in the definition of "Indebtedness" set forth in
Article I of this Agreement, exposure under Rate Management Transactions) aggregating in excess of $10,000,000 ("Material Indebtedness"); or the default by the Borrower or any of its Subsidiaries in the performance beyond the applicable grace period with respect thereto, if any of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity, and in either case any applicable notice or cure period has expired and such default has not been waived in writing by the holder of such Material Indebtedness; or any Material Indebtedness of the Borrower, any of its Subsidiaries, Pulte Homes, or the Parent shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof, and any applicable notice or cure period has expired and such default has not been waived in writing by the holder of such Material Indebtedness, or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

      7.6 The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, partnership or other action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

      7.7 Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 45 consecutive days.

      7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

      7.9 The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of the aggregate $10,000,000, or (ii) non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments, in any case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

      7.10 Any Change in Control shall occur.

      7.11 The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

      7.12 The Security Agreement shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of the Security Agreement, or the Security Agreement shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Security Agreement, or the Borrower shall fail to comply with any of the terms or provisions of the Security Agreement and such failure to comply is not cured within thirty days after written notice to the Borrower of such failure to comply.

      7.13 The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $10,000,000 or any Reportable Event shall occur in connection with any Plan and as a result of such event or condition, together with all other such events or conditions, the Borrower or any Affiliate could reasonably incur a liability in excess of $10,000,000 to a Plan or the PBGC (or any combination of the foregoing).

      7.14 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multi-employer Plan that it has incurred withdrawal liability to such Multi-employer Plan in an amount which, when aggregated with all other amounts required to be paid to Multi-employer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $500,000 per annum.

      7.15 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000,000.

      7.16 The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower or any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) and (ii), could reasonably be expected to have a Material Adverse Effect.

      7.17 The representations and warranties set forth in "Section 5.15 Plan Assets; Prohibited Transactions" shall at any time not be true and correct.

      7.18 Any of this Agreement, the Notes or the Security Agreement shall, at any time after its execution and delivery, for any reason cease to be in full force and effect (unless such occurrence is in accordance with its terms or after payment thereof) or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny that it has any further liability or obligation thereunder.

                                  ARTICLE VIII
                   COLLATERAL, ACCELERATION AND OTHER REMEDIES

      8.1 Security and Collateral Agency Agreement. Pursuant to the Security Agreement, a security interest in and a continuing lien upon the Collateral has been created in favor of the Collateral Agent for the benefit of the Lenders.

      8.2 AP Mortgages. The Borrower agrees that while it is in possession of any Required Mortgage Documents for an AP Mortgage, it will hold same in trust and as agent and bailee for the Collateral Agent, without authority to make any other disposition thereof, or of the proceeds thereof, except as may be otherwise permitted in writing by the Collateral Agent. The Borrower assumes the responsibility for loss or destruction of any such Required Mortgage Documents until the same are delivered to the Collateral Agent.

      8.3 Release of Collateral. Upon the request of the Borrower delivered from time to time to the Agent and the Collateral Agent in connection with the proposed sale of any Collateral, the Agent shall authorize the Collateral Agent to release Collateral specified in such notice from the lien of this Agreement, if, but only if, (i) at the time of such release no Default shall have occurred and then be continuing, (ii) the Borrowing Base, after giving effect to such release, is at least equal to the aggregate principal amount of loans outstanding under this Agreement or any payment under Section 2.8 which may be required as a result of such release has been made and (iii) the release of such Collateral will not create a violation of any Lending Sublimit or Borrowing Base Sublimit.

      8.4 Cash and Collateral Account; Settlement Account; Reconciliation
Process.

            (i) The Borrower has established in its name a "cash and collateral" account with JPMorgan Chase Bank, N.A. as Account #1928368 (the "Cash and Collateral Account") into which shall be deposited all cash proceeds from the sale of any Pledged Item and of certain collateral under the "CP Facility", all as described in the Collection and Paying Agreement. Only JPMorgan Chase Bank, N.A. shall have access to the Cash and Collateral Account.

            (ii) There may hereafter be established with the Agent, for the benefit of the Secured Parties, a separate "cash collateral" account of the Borrower ("Settlement Account") into which shall, in certain circumstances, be deposited certain cash proceeds from the Cash and Collateral Account as described herein and in the Collection and Paying Agreement. The Settlement Account shall be included in the Collateral and the Borrower hereby pledges and assigns to the Agent for the benefit of the Secured Parties and grants to the Agent for the benefit of the Secured Parties, a first priority security interest in the Settlement Account to secure payment of the Secured Obligations. Only the Agent shall have access to the Settlement Account.

            (iii) No later than 4:30 p.m. (New York City time) each Business Day the Borrower shall notify the Agent and the Collateral Agent of the amount of Reconciled Non-Security Proceeds deposited into the Cash and Collateral Account since the report of Reconciled Non-Security Proceeds on the prior Business Day, and (so long as no Default is continuing and the Borrowing Base is equal to or greater than the total outstanding Loans) the Agent shall transfer such newly deposited Reconciled Non-Security Proceeds into the Borrower's operating account or apply them as otherwise directed by the Borrower. Any Excess Pool Proceeds shall (so long as no Default is continuing and the Borrowing Base is equal to or greater than the total outstanding Loans) also be transferred into the Borrower's operating account or applied as otherwise directed by the Borrower. If the Borrowing Base is not equal to or greater than the total outstanding Loans, then the Agent shall apply the necessary amount of the Reconciled Non-Security Proceeds and/or Excess Pool Proceeds against the outstanding Loans so that the Borrowing Base equals the total outstanding Loans. Such application shall be made first to repay any outstanding Overadvances (as defined in Paragraph 6(d) of the Security Agreement) and then to repay then outstanding Loans in the order and in the amounts directed by the Borrower or, in the absence of such direction, in the following order: (i) first, to Swingline Loans until paid in full, (ii) second, to LIBOR Loans (including interest thereon) until paid in full. With respect to LIBOR Loans, such amounts shall be applied to interest on LIBOR Loans which have been repaid before being applied to principal of other LIBOR Loans .

            (iv) Upon the occurrence of a Default (and during the continuance thereof) all amounts then on deposit in the Cash and Collateral Account or the Settlement Account which constitute Collateral or the proceeds thereof, and any deposits made in the Cash and Collateral Account or the Settlement Account which constitute Collateral or the proceeds thereof during the continuance of such Default, shall be immediately withdrawn by the Agent from the Cash and Collateral Account and the Settlement Account and applied to outstanding Loans in proportion to the Lenders' respective outstanding Loans and (with respect to the Lenders) in conjunction with the procedures described in Section 2.6, with such payments applied first to accrued interest and fees and thereafter to principal.

      8.5 Termination. If all Commitments under this Agreement shall have expired or been terminated pursuant to the express terms hereof and no Obligations shall be outstanding, the Agent shall promptly deliver or cause to be delivered all cash standing to the credit of the Cash and Collateral Account and the Settlement Account and all Pledged Items to the Borrower. The receipt by the Borrower of any cash in the Cash and Collateral Account and the Settlement Account and of all Pledged Items returned or delivered to the Borrower pursuant to any provision of this Agreement, together with UCC-3 termination statements executed by the Agent, shall be a complete and full acquittance for the Pledged Items so delivered.

      8.6 Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (i) terminate or suspend the obligations of the Lenders to make Loans hereunder and they shall, upon notice to the Borrower, terminate or be suspended, and/or (ii) declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

      8.7 Other Remedies.

            (i) Unless a Default shall have occurred and then be continuing, the Borrower shall be entitled to receive and collect directly all sums payable to the Borrower in respect of the Collateral except proceeds from the sale thereof.

            (ii) Upon the occurrence of a Default, the Agent and the Collateral Agent, on behalf of the Lenders, shall be entitled to all the rights and remedies hereunder and in the Security Agreement, subject to the limitations and requirements of Paragraph 16 thereof, and all other rights or remedies at law or in equity existing or conferred upon the Lenders by other jurisdictions or other applicable law.

            (iii) Following the occurrence and during the continuance of a Default, no Lender shall be obligated to fund any Loan hereunder.

            (iv) Following the occurrence a Default, the Borrower agrees that the Borrower and the Agent shall, if the Agent shall request implement certain procedures with respect to the Borrower's funding of AP Mortgages, all at the Borrower's sole expense. Such procedures may include, but are not limited to: (i) reducing the advance rate against any Eligible Collateral for purposes of determining the Collateral Value component of the Borrowing Base, (ii) requiring that if AP Mortgages are funded with wire transfers, such wire transfers originate from a controlled account maintained by the Agent and may only be released upon the secondary authorization of the Agent, (iii) requiring the closing agents for such AP Mortgages to enter into escrow or other agreements regarding the monies used to fund such AP Mortgages, and (iv) requiring the Borrower to provide the Agent and the Lenders with such information regarding the funding of such AP Mortgages as the Agent may reasonably request. The Borrower, at its expense, shall from time to time execute and deliver to the Agent or the Collateral Agent all such assignments, certificates, supplemental documents, and financing statements, and shall do all other acts or things, as the Agent may reasonably request in order to more fully implement such procedures.

            (v) The Borrower waives, to the extent permitted by law, any right to require the Agent or any Lender to (i) proceed against any Person, (ii) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order or (iii) pursue any other remedy in its power.

            (vi) The Agent on behalf of the Lenders may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the lien and priority of, or the security intended to be afforded by, any Pledged Item, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. The Borrower shall provide any and all information required by the Agent to administer this Agreement or collect on the Collateral. All advances, charges, costs and expenses, including reasonable attorneys fees, incurred or paid by the Agent in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof (or by any Lender acting on instruction of the Required Lenders in the enforcement hereof), together with interest thereon at the rate per annum of 2% plus the LIBOR Rate from the time of payment until repaid, shall become a part of the Obligations.

            (vii) Following the occurrence of a Default and the acceleration of the Obligations the Agent shall be entitled to receive and collect all sums payable to the Borrower in respect of the Collateral and (a) the Agent, at the request of the Required Lenders, may in its own name or in the name of the Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, (b) the Borrower shall receive and hold in trust for the Lenders any amounts thereafter received by the Borrower upon or in respect of any of the Collateral, advising the Agent as to the source of such funds and, if the Agent so requests at the direction of the Required Lenders, forthwith paying such amounts to the Agent, and (c) any and all amounts so received and collected by the Agent either directly or from the Borrower shall be deposited in the Cash and Collateral Account or the Settlement Account.

      8.8 Application of Proceeds. After a Default and acceleration of the Obligations, the proceeds of any sale or enforcement of all or any part of the Collateral pursuant to the Security Agreement and the balance of any moneys in the Cash and Collateral Account or the Settlement Account shall be applied by the Agent:

            FIRST, to the extent that any such proceeds arise from a sale of any Pledged Servicing, to the payment of any amounts due by the Borrower to the other party to the Servicing Agreements governing such Pledged Servicing, as a condition to the transfer of the Borrower's interest in any such Pledged Servicing, pursuant to the terms of such Servicing Agreements, including without limitation all amounts described in the Acknowledgement Agreements;

            SECOND, to the extent not already repaid from the proceeds of the Collateral by the Collateral Agent, to the payment of all costs and expenses of such sale or enforcement, including reasonable compensation to the Agent's agents and counsel, and all expenses, liabilities and advances made or incurred by the Agent or any Lender acting on instructions of the Required Lenders in connection therewith;

            THIRD, to the extent not already repaid from the proceeds of the Collateral by the Collateral Agent, to the payment of all costs and expenses incurred by the Collateral Agent under the Security Agreement;

            FOURTH, to the payment of the outstanding principal balance of, and all accrued and unpaid interest on and Fees attributable to, all Loans under this Agreement, ratably according to the amount so due to each Lender until such amounts are paid in full;

            FIFTH, to the extent proceeds remain after application under the preceding subparagraphs, to the payment of all remaining Obligations, until such amounts are paid in full;

            SIXTH, to the extent that any such proceeds arise from a sale of any Pledged Servicing and remain after satisfying the prior amounts in full, to the payment of all sums due to any party to the Servicing Agreement governing such Pledged Servicing which, by the terms of the applicable Acknowledgment Agreement, are subordinated in priority of payment to the amounts payable to the Agent and the Lenders, as described above; and

            SEVENTH, to the payment to the Borrower, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

      The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. If the proceeds of any such sale are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of the Obligations, the Borrower shall remain liable for any deficiency.

      8.9 Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.1, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

      8.10 Actions Under Acknowledgement Agreements. If the Borrower elects to include Pledged Servicing in Collateral, the Borrower shall be deemed to have appointed the Agent as the Borrower's attorney-in-fact, effective as of the date of any Default (and during the continuance thereof) for the purpose of taking all actions on behalf of the Borrower contemplated or required under the terms of the Acknowledgement Agreements with respect to such Pledged Servicing and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Borrower representing any payment on account of the principal of or interest on any of the Mortgage Loans covered by such Pledged Servicing or on account of the terms of the Servicing Agreements governing such Pledged Servicing and to give full discharge for the same.

      8.11 Transition from Prior Facility. The Pledge Date and all other relevant delivery dates and time periods with respect to the determination of Eligible Collateral shall be calculated to include any delivery dates or holding periods prior to the Effective Date during which Collateral was being held by the Collateral Agent (or was the subject of an Agreement to Pledge), had been delivered to an Approved Investor or had been redelivered to the Borrower under the Prior Facility.

                                   ARTICLE IX
                     AMENDMENTS; WAIVERS; GENERAL PROVISIONS

      9.1 Amendments and Waivers. Other than (a) Commitment increases pursuant to Section 2.10 (which may be accomplished solely by the Borrower, the Agent and the subject Lender) and (b) temporary waivers of Collateral eligibility permitted pursuant to the definition of "Borrowing Base" (which may be accomplished solely by the Agent), the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender directly or indirectly affected thereby:

           (i) Extend the final maturity of any Loan or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of, or forgive, interest or fees thereon.

           (ii) Reduce the percentage specified in the definition of Required Lenders.

           (iii) Extend the Termination Date, or reduce the amount of or extend the payment date for the mandatory payments required under
                  Section 2.11, or increase the amount of the Aggregate Commitment or of the Commitment of any Lender hereunder (other than in accordance with Section 2.10).

           (iv)   Amend this Section 9.1.

           (v) Release any guarantor of any Advance or, except as provided herein or in the Security Agreement, release any Collateral.

           (vi) Amend the definition of "Borrowing Base," "Gestation Borrowing Base," "Warehouse Borrowing Base," or "Collateral Value".

           (vii) Permit the Borrower to assign its rights under this Agreement or amend or waive any restriction on the Borrower's ability to assign its rights or obligations under any of the Loan Documents.

           (viii) Amend or waive any Lending Sublimits or Borrowing Base Sublimits.

           (ix) Amend or waive any provision herein regarding the indemnification of the Agent, the Collateral Agent or any Lender.

            (x) Amend or waive any provision herein regarding the allocation among the Lenders of any payments or proceeds received by the Agent hereunder.

No amendment of any provision of this Agreement relating to the Agent or the Collateral Agent shall be effective without the written consent of the Agent or the Collateral Agent, as the case may be. In addition, the consent of the Collateral Agent shall be required for the effectiveness of any amendment referred to in Section 9.1 (iv), (v), (vi), (viii) and/or (ix) above. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

      9.2 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

      9.3 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

      9.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

      9.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the Collateral Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof, other than the fee letter described in Section 2.5.3 and any other agreement entered into in connection with the fees described in Section 2.5.

      9.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly, agree that (i) the Arranger shall enjoy the benefits of the provisions of Sections 9.7, 9.8 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement and (ii) the Collateral Agent shall enjoy the benefits of the provisions of Sections 9.1, 9.7 and 9.8 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

      9.7 Expenses; Indemnification. (i) The Borrower shall reimburse the Agent, the Arranger and the Collateral Agent for any reasonable out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Collateral Agent) paid or incurred by the Agent, the Arranger or the Collateral Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger, the Collateral Agent and the Lenders for any out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger, the Collateral Agent and the Lenders) paid or incurred by the Agent, the Arranger, the Collateral Agent or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, reasonable costs and expenses incurred in connection with the reports described in the following two sentences. The Borrower acknowledges that the Agent may prepare and distribute to the Lenders annual audit reports (and shall distribute copies to each Lender that requests a copy in writing of any such report actually prepared by the Agent) pertaining to the Borrower's assets for internal use by the Agent from information furnished to it by or on behalf of the Borrower, after the Agent has exercised its rights of inspection pursuant to this Agreement. The Borrower acknowledges that the Agent may, in certain extraordinary circumstances, prepare and distribute other audit reports to the Lenders (and shall distribute copies to each Lender that requests a copy in writing of any report actually prepared by the Agent) pertaining to the Borrower's assets for internal use by the Agent from information furnished to it by or on behalf of the Borrower, after the Agent has exercised its rights of inspection pursuant to this Agreement. The Borrower acknowledges that the foregoing two sentences shall not limit the Agent's right to prepare additional audit reports at its own expense from time to time.

            (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger, the Collateral Agent and each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the Collateral Agent, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.7 shall survive the termination of this Agreement.

      9.8 Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the Agent and the Collateral Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the Collateral Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger, the Collateral Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger, the Collateral Agent nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the Collateral Agent nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

      9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      9.10 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

      9.11 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's audited financial statements.

      9.12 Confidentiality. The Agent and each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

      ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS AFFILIATES AND THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

      9.13 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

      9.14 Disclosure. The Borrower and each Lender hereby (i) acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates, and (ii) waive any liability of Bank One or such Affiliate to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.

                                   ARTICLE X
                       THE AGENT AND THE COLLATERAL AGENT

      10.1 Appointment; Nature of Relationship. JPMorgan Chase Bank, N.A. is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent is hereby authorized to enter into the Security Agreement thereby appointing the Collateral Agent to act on behalf of the Lenders and all obligations of the Lenders under the Security Agreement shall be binding upon each Lender as if such Lender had executed the Security Agreement. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent" throughout the Agreement, it is expressly understood and agreed that the Agent shall have not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Illinois Uniform Commercial Code as in effect from time to time and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

      10.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

      10.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, whether sounding in tort, contract or otherwise except to the extent such action or inaction arises from the gross negligence or willful misconduct of such Person.

      10.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (iv) the existence or possible existence of any Default or Unmatured Default; (v) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith;
(vi) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (vii) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

      10.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      10.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

      10.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

      10.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in, a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

      10.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

      10.10 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to be or remain a Lender.

      10.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

      10.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, ninety days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent; provided, however, that such appointment, unless made during the continuance of a Default or an Unmatured Default, shall be subject to the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent; provided, however, that such appointment, unless made during the continuance of a Default or an Unmatured Default, shall be subject to the consent of the Borrower, which consent shall not be unreasonably withheld. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor

Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

      10.13 Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

      10.14 Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 9.1, all of the Lenders) in writing.

                                   ARTICLE XI
                            SETOFF; RATABLE PAYMENTS

      11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available), any amounts owed under Rate Management Transactions, and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

      11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

      11.3 Custodial Accounts. The Borrower agrees that funds received and held by the Borrower as custodian for FNMA, GNMA or other mortgage pools which are deposited into accounts with any Lender shall be clearly identified as custodial accounts, and each Lender agrees that each provision of the foregoing subsections of this Article XI shall not apply to such custodial accounts. The Borrower shall not deposit any of its general funds in any custodial accounts or otherwise commingle funds in any custodial accounts.

                                  ARTICLE XII
                ASSIGNMENTS; PARTICIPATIONS; COMMITMENT INCREASES

      12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) and assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties hereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3, provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loans or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the Rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, or assignee of the rights to such Loan.

      12.2 Participations.

            12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

            12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases all or substantially all of the Collateral (other than as expressly permitted pursuant to the Loan Documents).

            12.2.3 Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

      12.3 Assignments.

            12.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit J hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof, provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consents of the Agent and the Borrower shall not be unreasonably withheld or delayed. Each such assignment shall (unless it is to a Lender or an Affiliate thereof or each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $10,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment).

            12.3.2 Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Annex "I" to Exhibit J hereto (a "Notice of Assignment"), together with any consents required by
Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment. In addition, within a reasonable time after the effective date of any assignment, the Agent shall, and is hereby authorized and directed to, revise Schedule "1' reflecting the revised commitments and percentages of each of the Lenders and shall distribute such revised Schedule "1' to each of the Lenders and the Borrower, whereupon such revised Schedule shall replace the old Schedule and become part of this Agreement.

      12.4 Intentionally Omitted.

      12.5 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any reports regarding the Borrower; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.12 of this Agreement.

      12.6 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.4(e).

                                  ARTICLE XIII
                                     NOTICES

      13.1 Notices. Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Agent or any Lender, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of the Collateral Agent, at its address or facsimile number set forth on the signature pages of the Security Agreement or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission., when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article 11 shall not be effective until received.

      13.2 Change of Address. The Borrower, the Agent, the Collateral Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XIV
                                  COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone, that it has taken such action.

                                   ARTICLE XV
          CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL

      15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      15.2 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

      15.3 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

      IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                        PULTE MORTGAGE LLC

                        By:    ________________________________________________
                        Name:  ________________________________________________
                        Title: ________________________________________________

                        Address for Notices:

                        7475 South Joliet Street
                        Englewood, Colorado 80112
                        Attn: Chief Financial Officer
                        Telephone No.: (303) 493-2900
                        Facsimile No.: (303) 493-4900

                        JPMORGAN CHASE BANK, N.A.,
                        individually and as Agent

                        By: ________________________________________________
                        Name: R. Britt Langford
                        Title: Senior Vice President

                        Address for Notices Regarding Fundings:

                        1111 Fannin, 12th Floor
                        Houston, TX  77002
                        Attn: Bea Delgado
                        Telephone No.: (713) 427-6455
                        Facsimile No.: (713) 427-6453

                        Address for Other Notices:

                        JP Morgan Chase Bank, N.A.
                        707 Travis Street, 6N91
                        Houston, TX 77002
                        Attn: R. Britt Langford, Senior Vice President Telephone No.: (713) 216-2301
                        Facsimile No.: (713) 216-1567

                        BOA LENDING L.L.P.

                        By:  Bank of America, N.A., its agent

                        By:    ________________________________________________
                        Name:  ________________________________________________
                        Title: ________________________________________________

                        Address for Notices:

                        901 Main Street
                        66th Floor
                        Dallas, Texas 75202
                        Attention:  Elizabeth Kurilecz
                        Telephone No.:  (214) 209-0975
                        Facsimile No.:  (214) 209-1027

                        CALYON NEW YORK BRANCH

                        By:    ________________________________________________
                        Name:  ________________________________________________
                        Title: ________________________________________________

                        By:    ________________________________________________
                        Name:  ________________________________________________
                        Title: ________________________________________________

                        Address for Notices:

                        2200 Ross Avenue
                        Suite 4400W
                        Dallas, Texas 75201
                        Attention:  Robert Nelson
                        Telephone No.:  (214) 220-2333
                        Facsimile No.:  (214) 220-2323

                        WASHINGTON MUTUAL BANK, FA

                        By:    ________________________________________________
                        Name:  ________________________________________________
                        Title: ________________________________________________

                        Address for Notices:

                        _______________________________
                        _______________________________
                        Attn: Rodney Davis
                        Telephone No.: (312) 782-3728
                        Facsimile No.: (312) ___-____

                        LASALLE BANK NATIONAL ASSOCIATION

                        By:    ________________________________________________
                        Name:  ________________________________________________
                        Title: ________________________________________________

                        Address for Notices:

                        135 South LaSalle Street, Suite 1731
                        Chicago, Illinois 60603
                        Attn: Bonnie Althoff
                        Telephone No.: (312) 904-1623
                        Facsimile No.: (312) 904-2982

                        COMERICA BANK

                        By:    ________________________________________________
                        Name:  ________________________________________________
                        Title: ________________________________________________

                        Address for Notices:

                        One Detroit Center
                        500 Woodward Avenue
                        Detroit, Michigan 48226
                        Attn: Paul Dufault
                        Telephone No.: (313) 222-9036
                        Facsimile No.: (313) 222-9295

                         NATIONAL CITY BANK OF KENTUCKY

                        By:    ________________________________________________
                        Name:  ________________________________________________
                        Title: ________________________________________________

                        Address for Notices:

                        101 South Fifth Street, 6th Floor
                        Louisville, Kentucky 40202
                        Attn: Charles Ezell
                        Telephone No.: (502) 581-4152
                        Facsimile No.: (502) 581-4154

                        BNP PARIBAS

                        By:    ________________________________________________
                        Name:  ________________________________________________
                        Title: ________________________________________________

                        Address for Notices:

                        ______________________________
                        ______________________________
                        Attn: Duane Helkowski
                        Telephone No.: (212) 841-2940
                        Facsimile No.: (212) ___-____

                        THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
                        CHICAGO BRANCH

                        By:    ________________________________________________
                        Name:  ________________________________________________
                        Title: ________________________________________________

                        Address for Notices:

                        227 West Monroe Street, Suite 2300
                        Chicago, Illinois 60606
                        Attn: Tom Denio
                        Telephone No.: (312) 696-4665
                        Facsimile No.: (312) 696-4535

                        SUN TRUST BANK

                        By:    ________________________________________________
                        Name:  ________________________________________________
                        Title: ________________________________________________

                        Address for Notices:

                        ________________________________________
                        ________________________________________
                        ________________________________________
                        Attn: ___________________________________
                        Telephone No: (___) ___-____
                        Facsimile No.: (___) ___-____

                        WELLS FARGO BANK, N.A.

                        By:    ________________________________________________
                        Name:  ________________________________________________
                        Title: ________________________________________________

                        Address for Notices:
                        1740 Broadway
                        #C7301-031
                        Denver, Colorado 80274
                        Attention: Randall Schmidt
                        Telephone No.: (303) 863-6033
                        Facsimile No.: (303) 863-6670

                                   SCHEDULE 1

                     COMMITMENTS AND COMMITMENT PERCENTAGES


                                                              (A)                       (B)                       (C)
                                                                                     COMMITMENT
                                                                                     PERCENTAGE
                                                                                    (A/Aggregate                SWINGLINE
            LENDER                                         COMMITMENT                 Commitment)               COMMITMENT
                                                          ------------              -------------              -----------
JPMorgan Chase Bank, N.A.                                 $ 65,000,000                 16.049383               $65,000,000
BOA Lending L.L.P.                                        $ 60,000,000                 14.814815
Calyon New York Branch                                    $ 50,000,000                 12.345679
Washington Mutual Bank, FA                                $ 50,000,000                 12.345679
LaSalle Bank National Association                         $ 35,000,000                  8.641975
Comerica Bank                                             $ 30,000,000                  7.407407
National City Bank of Kentucky                            $ 30,000,000                  7.407407
BNP Paribas                                               $ 25,000,000                  6.172840
The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch    $ 25,000,000                  6.172840
Sun Trust Bank                                            $ 20,000,000                  4.938272
Wells Fargo, N.A.                                         $ 15,000,000                  3.703703
                                                          ------------                  --------
                                                          $405,000,000                       100
                                                          ============                  ========

                                   SCHEDULE 2
                           LIST OF APPROVED INVESTORS

FHLMC - Federal Home Loan Mortgage Corporation (Freddie Mac)

FNMA - Federal National Mortgage Association (Fannie Mae)

GNMA - Government National Mortgage Association (Ginnie Mae) - Current Investor

GNMA- Government National Mortgage Association (Ginnie Mae) - Old Citicorp Pools

American Home Mortgage
Astoria Federal Mortgage Corporation
Aurora Loan Services, Inc.
Bank of America Mortgage
Bank One Home Loan Services
Charter One Financial
Chase Financial Corporation
Chase Manhattan Mortgage Corporation
Citicorp Mortgage, Inc.
Commercial Federal Mortgage Corporation
Countrywide Home Loans, Inc.
Countrywide Home Loans, Inc. - Texas Veterans Land Board Loans
Credit Suisse First Boston - CSFB
EMC Mortgage Corporation -  Bear Stearns
E-Trade Financial Corporation
Fidelity Bankshares, Inc.
First Franklin Financial
First Horizon Mortgage
First Nationwide Mortgage Corporation
First Union Mortgage Corporation
Fleet Mortgage Corporation
GMAC Mortgage Corporation
GreenPoint
HomeSide Lending, Inc.
HSBC Mortgage Corporation (USA)
Independent National Mortgage Corporation (Indy Mac)
InterFirst Mortgage
JPMorgan Mortgage Acquisition Corp.
National City Mortgage Corporation
Opteum Financial Services
Principal Financial Group
Pulte Corporation
Regions Mortgage, Inc.
Resource Bankshares Mortgage Group
Washington Mutual/ALTA Residential Mortgage Trust

Wells Fargo Home Mortgage, Inc.
Zions Bancorporation

                              HOUSING BOND PROGRAMS

Colorado Housing Finance Authority
Sold servicing released to Inter Mountain Mortgage

Dakota County Bond (Minnesota)
Sold servicing released to Knutson Mortgage Corporation

Florida Housing Finance Agency
Sold servicing released to Leader Mortgage Company

Housing Financing Authority of Broward County (Florida)
Sold servicing released to Leader Mortgage Company

Illinois Housing Development Authority
Sold servicing released to Dovenmuehle Mortgage, Inc.

Maryland Housing Opportunities Commission (HOC)
Sold servicing released to Citizens Bank

Minnesota Housing Financing Agency
Sold servicing released to FBS Mortgage Corporation

Nevada State Housing Bond Authority
Servicing released to Leader Mortgage Company

New Jersey Housing Finance Agency
Servicing retained then transferred to Aurora Financial Group

North Carolina Housing Finance Agency
Sold servicing released to United Federal Bank

The Industrial Development Authority of the County of Pima, Arizona Servicing retained then transferred to Mortgage Clearing Corporation

The Industrial Development Authority of the County of Maricopa, Arizona Sold servicing released to Leader Mortgage Corporation

Pinellas County Finance Authority
Sold servicing released to Leader Mortgage Company

Texas Department of Housing and Community Affairs (TDHCA)
Sold servicing released to First Nationwide Mortgage Corporation

Texas Veterans Land Board and Non-VLB loans
Sold servicing released to First Nationwide Mortgage Corporation

New Mexico Housing Authority

Sold servicing released to Charter Bank

                                   SCHEDULE 3
                      LITIGATION AND CONTINGENT LIABILITIES

                                      NONE

                                   SCHEDULE 4
                       SUBSIDIARIES AND OTHER INVESTMENTS
                           (SEE SECTIONS 5.8 AND 6.14)

       INVESTMENT                       OWNED                      AMOUNT OF          PERCENT        JURISDICTION OF
          IN                             BY                       INVESTMENT         OWNERSHIP         ORGANIZATION
------------------------------    ------------------             -------------       ---------       ---------------
PCIC Corporation                  Pulte Mortgage LLC             $  105,261.09         100%             Michigan

Joliet MTG Reinsurance Company    Pulte Mortgage LLC             $6,851,737.98         100%             Vermont

Pulte Funding Inc.                Pulte Mortgage LLC             $2,782,616.77         100%             Michigan

DEL Webb Mortgage LLC             Pulte Mortgage LLC             $1,121,722.20         100%             Delaware

                                   SCHEDULE 5
                             INDEBTEDNESS AND LIENS

                          (SEE SECTIONS 5.14 AND 6.15)

                                                                                     MATURITY AND
  INDEBTEDNESS               INDEBTEDNESS                  PROPERTY                   AMOUNT OF
  INCURRED BY                  OWED TO                ENCUMBERED (IF ANY)            INDEBTEDNESS
------------------           ------------             -------------------            ------------
Pulte Mortgage LLC           Steelcase                Cubicle partitions                $30,287         10/06

                                    EXHIBIT A

                                      NOTE

                                                                    May __, 2006

      Pulte Mortgage LLC, a Delaware limited liability company (the "Borrower"), promises to pay to the order of ______ (the "Lender") the lesser of the Lender's Commitment under the Agreement (as hereinafter defined) or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to
Article II of the Agreement in immediately available funds at the main office of JPMorgan Chase Bank, N.A., as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Termination Date.

      The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

      This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Sixth Amended and Restated Revolving Credit Agreement dated as of May __, 2006 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, and JPMorgan Chase Bank, N.A., as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Security Agreement, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

      This Note is to be governed by and construed and enforced in accordance with the laws of the State of New York.

                                      PULTE MORTGAGE LLC

                                      By:  ____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                          TO NOTE OF PULTE MORTGAGE LLC
                               DATED MAY __, 2006

                             PRINCIPAL                 PRINCIPAL
                             AMOUNT OF                   AMOUNT                  UNPAID
DATE                           LOAN                       PAID                   BALANCE
----                         ---------                 ----------                -------

                                    EXHIBIT B
                            FORM OF BORROWING NOTICE

Date:

JPMorgan Chase Bank, N.A.
1111 Fannin, 12th Floor
Houston, Tx. 77002
Attn: Wanda Carr
Ph: (713) 427-6391
Fax: (713) 427-6449

Ladies and Gentlemen:

      Reference is made to that certain Sixth Amended and Restated Revolving Credit Agreement dated as of May ____, 2006 (as amended, extended and replaced from time to time, the "Credit Agreement") among the Borrower, JPMorgan Chase Bank, N.A., as agent and certain other Lenders. Any term defined in the Credit Agreement and used in this Borrowing Notice shall have the meaning given to it in the Credit Agreement.

      The Borrower hereby requests Loans in the amount set forth below to be made on ____, 20___ (or, if such day is not a Business Day, on the next Business
Day).

            LIBOR Advance
            (REQUEST TO BE RECEIVED BY 12 P.M. (NEW YORK TIME): $___________

            Swingline Advance
            (REQUEST TO BE RECEIVED BY 5:00 P.M. (NEW YORK TIME): $__________

            Total Advance                                         $__________

      Concurrently herewith, the Borrower is delivering to the Agent, its designated custodian or the Lenders the Required Mortgage Documents, the Additional Required Mortgage Documents (if any), and/or a Agreement to Pledge for the Mortgage Loans.

      The Borrower represents and warrants that after giving effect to the requested Loans, the Collateral Value of the Borrowing Base will equal or exceed the aggregate principal balance of the Loans outstanding under the Credit Agreement and such balance will not exceed the Aggregate Commitment.

      The Borrower hereby grants to the Agent and Lenders a security interest in all such new Collateral they are hereby made subject to the security interest to the Lender created by the Agreement, effective immediately.

      The proceeds of the Loans should be deposited in the Borrower's operating account number _____________ with JPMorgan Chase Bank, N.A..

      The Borrower acknowledges that the Agent and Lenders will rely on the truth of each statement in this request and its attachments in funding the requested Loans.

      The Borrower confirms that the representations and warranties of the Borrower contained in the Loan Documents are accurate and complete in all material respects as if made on and as of the date of the funding of the requested Loans and that no Default has occurred.

      All items that the Borrower is required to furnish to the Agent, its designated custodian or the Lenders for the requested Loans and otherwise have been delivered, or will be delivered before the requested Loans are funded, in all respects as required by the Agreement and the other Loan Documents. All Required Mortgage Documents and Additional Required Mortgage Documents (if any) submitted to the Lender with this Borrowing Notice conform in all material respects with all applicable requirements of the Credit Agreement and the other Loan Documents.

                                  PULTE MORTGAGE LLC

                                  By: ______________________________________
                                  Name:  ___________________________________
                                  Title:  __________________________________

                                    EXHIBIT C

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT D

                             COLLATERAL TRANSMITTAL*

1.    CUSTOMER NAME _____________________________________

2.    LOAN NUMBER _______________________________________
      AND "MIN" (IF APPLICABLE) _________________________

3.    MORTGAGOR _________________________________________
                SURNAME ONLY

4.    AP STATUS CODE ____________________________________

5.    PLEDGE DATE _______________________________________

6.    ORIGINAL NOTE AMOUNT $_____________________________

7.    OUTSTANDING PRINCIPAL BALANCE (Investment Loans only) $_________________

8.    ACQUISITION COST $_________________________________

9.    TAKE-OUT VALUE $___________________________________

10.   NOTE DATE _________________________________________

11.   NOTE RATE _________________________________________

12.   LOAN TYPE _________________________________________

13.   FICO SCORE ________________________________________

14.   LIEN POSITION _____________________________________

15.   OCCUPIED STATUS ___________________________________

* Information may be reformatted for transmittal electronically. For Mortgage Loans pledged under the Prior Facility, Items 12 through 15 to be provided within 45 days after the Effective Date.

                                    EXHIBIT E
                               AGREEMENT TO PLEDGE

                      SECURITY AGREEMENT AS PROVIDED FOR BY
                     THE UNIFORM COMMERCIAL CODE OF ILLINOIS

      Pulte Mortgage LLC (the "Borrower") pursuant to that certain Sixth Amended and Restated Revolving Credit Agreement dated as of May __, 2006 (as amended, extended and replaced from time to time, the "Credit Agreement") among the Borrower, JPMorgan Chase Bank, N.A., as agent, and certain other Lenders, and pursuant to that certain Fifth Amended and Restated Security and Collateral Agency Agreement among the Borrower, the Agent, the Lenders and LaSalle Bank National Association (the "Collateral Agent") for new value this day received, and as security for the payment of any and all indebtedness and obligations of the Borrower under the Credit Agreement, hereby creates and grants to the Collateral Agent for the benefit of the Lenders under the Credit Agreement a security interest in and to the mortgage loans identified as AP Mortgages by the inclusion of an "AP Status Code" on the Borrower's Collateral Transmittals on the date indicated below which provide the information concerning the AP Mortgages required by the Credit Agreement. All capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

                                  PULTE MORTGAGE LLC

                                  By: ______________________________________
                                  Name:  ___________________________________
                                  Title:  __________________________________

Dated: _________ , 200___.

                                    EXHIBIT F
                             COMPLIANCE CERTIFICATE

To:   The Lenders parties to the
      Credit Agreement Described Below

      This Compliance Certificate is furnished pursuant to that certain Sixth Amended and Restated Revolving Credit Agreement dated as of May __, 2006 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Pulte Mortgage LLC (the "Borrower"), the lenders party thereto and JPMorgan Chase Bank, N.A., as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

      THE UNDERSIGNED HEREBY CERTIFIES THAT:

      1. I am the duly elected ____ of the Borrower;

      2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

      3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

      4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct to the best of the knowledge and belief (after reasonable investigation) of the officer of the Borrower executing this certificate.

      Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

      The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of__________, 20__.

                               ___________________

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                       Compliance as of _____ , 200__ with
                         Provisions of ___ and ______ of
                                  the Agreement

                                    EXHIBIT G

                           BORROWING BASE CERTIFICATE

                                    EXHIBIT H

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT I
                               SECURITY AGREEMENT

                                    EXHIBIT J

                            ASSIGNMENT AND ASSUMPTION

      This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

      For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

      1. Assignor:  __________________

      2. Assignee:  _________________________________________________________
                    [and is an Affiliate/Approved Fund of [identify Lender] ]

      3. Borrower:  Pulte Mortgage LLC

      4. Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

      5. Credit Agreement: The Sixth Amended and Restated Revolving Credit Agreement dated as of May __, 2006 among Pulte Mortgage LLC, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent.

      6. Assigned Interest:

                                   Aggregate Amount of          Amount of
                                Commitment/Loans for all     Commitment/Loans    Percentage Assigned of
Facility Assigned                        Lenders                 Assigned            Commitment/Loans
-----------------               ------------------------     ----------------    -----------------------
                                $                            $                                          %
-----------------               ------------------------     ----------------    -----------------------
                                $                            $                                          %
-----------------               ------------------------     ----------------    -----------------------
                                $                            $                                          %

Effective Date: _______ __, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its related parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee's compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                                      ASSIGNOR

                                                      [NAME OF ASSIGNOR]

                                            By: ______________________________
                                                      Title:

                                                      ASSIGNOR

                                                      [NAME OF ASSIGNOR]

                                            By: ______________________________
                                                      Title:

Consented to and accepted:

JPMORGAN CHASE BANK, N.A., as
  Administrative Agent

By ____________________________
  Title:

Consented to:

PULTE MORTGAGE LLC

By ____________________________
  Title:

                                                                         ANNEX 1

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

      1. Representations and Warranties.

      1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

      1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder,
(iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

      2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

      3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                   SCHEDULE 1
                             TO ASSIGNMENT AGREEMENT

1.  Description and Date of Credit Agreement:

2.  Date of Assignment Agreement: __________ , 200_

3.  Amounts (As of Date of Item 2 above):

                                                   Primary            Swingline
                                                  Commitment          Commitment
                                                  ----------          ----------
a. Total of Commitments
   (Loans)* under
   Credit Agreement                                $_____              $_____

b. Assignee's Percentage of each
   Facility purchased under the
   Assignment Agreement**                           _____%              _____%

c. Amount of Assigned Share in each
   Facility purchased under
   the Assignment Agreement                        $_____              $_____

4. Assignee's Aggregate (Loan Amount)*
   Commitment Amount Purchased Hereunder:          $_____              $_____

5. Proposed Effective Date:                                             ______

Accepted and Agreed:

[NAME OF ASSIGNOR]                           [NAME OF ASSIGNEE]
By: _____________________________            By: _______________________________
Title: __________________________            Title: ____________________________

* If a Commitment has been terminated, insert outstanding Loans in place of Commitment

**    Percentage taken to 10 decimal places

                ATTACHMENT TO SCHEDULE 1 TO ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET

         Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                            (Sample form shown below)

                              ASSIGNOR INFORMATION

CONTACT:

Name: ___________________________    Telephone No.: ___________________________
Fax No.: ________________________    Telex No.: _______________________________
                                     Answerback: ______________________________

PAYMENT INFORMATION:

Name & ABA # of Destination Bank: ___________________________________________
                                    ___________________________________________

Account Name & Number for Wire Transfer: ____________________________________
                                    ___________________________________________

Other Instructions:  ________________________________________________________
_______________________________________________________________________________

ADDRESS FOR NOTICES FOR ASSIGNOR: ____________________________________________
                                    __________________________________________
                                    __________________________________________

                              ASSIGNEE INFORMATION

CREDIT CONTACT:

Name: ___________________________    Telephone No.: ___________________________
Fax No.: ________________________    Telex No.: _______________________________
                                     Answerback: ______________________________

KEY OPERATIONS CONTACTS:

Booking Installation: _____________  Booking Installation: ____________________
Name: _____________________________  Name: ____________________________________
Telephone No.: ____________________  Telephone No.: ___________________________
Fax No.: __________________________  Fax No.: _________________________________

Telex No.: ________________________  Telex No.: _______________________________
Answerback: _______________________  Answerback: ______________________________

PAYMENT INFORMATION:

Name & ABA # of Destination Bank: ___________________________________________
                                    ___________________________________________

Account Name & Number for Wire Transfer: ____________________________________
                                    ___________________________________________

Other Instructions:  ________________________________________________________
_______________________________________________________________________________

ADDRESS FOR NOTICES FOR ASSIGNOR: ____________________________________________
                                    __________________________________________
                                    __________________________________________

                     JP MORGAN CHASE BANK, N.A. INFORMATION

     Assignee will be called promptly upon receipt of the signed agreement.

INITIAL FUNDING CONTACT:                 SUBSEQUENT OPERATIONS CONTACT:

Name: Wanda Carr                         Name: Rosemary Cadena
Telephone No.: (713) 427-6391            Telephone No.: (713) 427-6468
Fax No.: (713) 427-6449                  Fax No.: (713) 427-6449

INITIAL FUNDING STANDARDS:

Libor - floating daily

JPMORGAN CHASE BANK, N.A.           JPMorgan Chase Bank, N.A., ABA # 021-000-021
WIRE INSTRUCTIONS:                  Account No. 00100381681
                                    Re: Pulte

ADDRESS FOR NOTICES FOR             1111 Fannin, 12th Floor
JPMORGAN CHASE BANK, N.A.:          Houston, TX  77002

                                     ANNEX I
                             TO ASSIGNMENT AGREEMENT

                                     NOTICE
                                  OF ASSIGNMENT

                                                                  _______ , 200_

To:    PULTE MORTGAGE LLC
       ______________________________
       ______________________________

       [NAME OF AGENT]

From:  [NAME OF ASSIGNOR] (the "Assignor")

       [NAME OF ASSIGNEE] (the "Assignee")

            1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

            2. This Notice of Assignment (this "Notice") is given and delivered to *[the Borrower and]* the Agent pursuant to Section 12.3.2 of the Credit Agreement.

            3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ___, 200_ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections [12.3.1 and 12.3.2] of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

*To be included only if consent must be obtained from the Borrower pursuant to
Section 12.3.1 of the Credit Agreement.

            4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

            5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section 12.3.2 of the Credit Agreement.

            6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacement notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

            7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

            8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

            9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

* May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                               NAME OF ASSIGNEE

By: ___________________________                By: ____________________________

Title: ________________________                Title: _________________________

ACKNOWLEDGED [AND CONSENTED TO]                ACKNOWLEDGED [AND CONSENTED TO]
BY [NAME OF AGENT]                             BY: PULTE MORTGAGE LLC

By: ___________________________                By: ____________________________
Title: ________________________                Name: __________________________
                                               Title: _________________________

                 [Attach photocopy of Schedule 1 to Assignment]

                                    EXHIBIT K

                                     FORM OF
                          AMENDMENT TO CREDIT AGREEMENT

      This _____ Amendment to Credit Agreement ("Amendment") is made as of ____,______ by and among PULTE MORTGAGE LLC, a Delaware limited liability company (the "Borrower"), ______ (the "Increasing Lender"), and JPMORGAN CHASE BANK, N.A. ("Agent") as administrative agent.

                                    RECITALS

      A. The Borrower, the Agent and certain other lenders are parties to that certain Sixth Amended and Restated Revolving Credit Agreement dated as of May __, 2006 (as amended from time to time, the "Credit Agreement"). All capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

      B. The Borrower desires to amend the Credit Agreement to temporarily increase the Aggregate Commitment and the Increasing Lender is willing to provide the full amount of such temporary increase on the terms stated herein.

      NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENTS

      1. Temporary Increase. As of the "Effective Date" (as defined below), the Aggregate Commitment shall be increased from $_____ to $____ by an increase in the Increasing Lender's Commitment from $____ to $____. Upon the Effective Date, after giving effect to such increase, the Lenders' respective Commitment Percentages shall be shown on revised Schedule "1" attached to this Amendment. Such increase shall end on ____ (the "Reduction Date"). Upon the Reduction Date, the Increasing Lender's Commitment shall be reduced by $____ to the amount in effect immediately prior to the Effective Date. After giving effect to such reduction and subject to any intervening changes in the Aggregate Commitment and the Lenders' respective Commitment Percentages shall be returned to the percentages in effect immediately prior to the Effective Date.

      2. Reduction Date Adjustment. On the Reduction Date the Borrower shall repay the amount, if any, by which the aggregate principal amount of the then outstanding Loans exceeds the reduced Aggregate Commitment. The Agent shall allocate such principal repayment among the Lenders so that each Lender's share of all Loans as of the end of the business on the Reduction Date is equal to such Lender's new Commitment Percentage after giving effect to such reduction in the Aggregate Commitment.

      3. Effective Date. The "Effective Date" shall be deemed to have occurred on the date that all of the following conditions have been fulfilled:

      (i) this Amendment has been fully executed and delivered;

      (ii) if requested by the Increasing Lender, the Borrower has executed and delivered to the Increasing Lender an amended and restated Note in the amount of its increased Commitment; and

      (iii) the Borrower has paid any upfront fee due to the Increasing Lender with respect to such increase in its Commitment.

      4. Miscellaneous.

      (i) The Borrower represents and warrants to the Lenders that (i) after giving effect to this Amendment, no Default or Unmatured Default exists, (ii) the Credit Agreement is in full force and effect, and (iii) the Borrower has no defenses or offsets to, or claims or counterclaims, relating to, its obligations under the Credit Agreement.

      (ii) All of the obligations of the parties to the Credit Agreement, as amended hereby, are hereby ratified and confirmed. All references in the Loan Documents to the "Credit Agreement" henceforth shall be deemed to refer to the Credit Agreement as amended by this Amendment.

      (iii) Nothing contained in this Amendment shall be construed to disturb, discharge, cancel, impair or extinguish the indebtedness evidenced by the existing Notes and secured by the Loan Documents or waive, release, impair, or affect the liens arising under the Loan Documents or the validity or priority thereof.

      (iv) In the event of a conflict or inconsistency between the provisions of the Loan Documents and the provisions of this Amendment, the provisions of this Amendment shall govern. The provisions of this Amendment, the Credit Agreement, the Security Agreement and the other Loan Documents are in full force and effect except as amended herein and the Loan Documents as so amended are ratified and confirmed hereby by the Borrower.

      (v) The Borrower agrees to reimburse the Agent and the Increasing Lender for all reasonable out-of-pocket expenses (including legal fees and expenses) incurred in connection with the preparation, negotiation and consummation of this Amendment.

      (vi) This Amendment shall be effective as of the date that the Agent has received executed counterparts of this Amendment from the Borrower and the Increasing Lender.

      (vii) This Amendment may be executed in counterparts which, taken together, shall constitute a single document.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year written below:

                               PULTE MORTGAGE LLC, a Delaware limited
                               liability company

                               By: _________________________________________

                               Name: ________________________________________

                               Title: _______________________________________

                               Date: ________________________________________


                               JPMORGAN CHASE BANK, N.A., as Agent

                               By: _________________________________________

                               Name: ________________________________________

                               Title: _______________________________________

                               Date: ________________________________________


                               INCREASING LENDER

                               By: _________________________________________

                               Name: ________________________________________

                               Title: _______________________________________

                               Date: ________________________________________

                                   SCHEDULE 1

                         LENDERS' COMMITMENT PERCENTAGES

                                                 COMMITMENT
                                                 PERCENTAGE
                         COMMITMENT              (INCLUDES
BANK NAME                  AMOUNT                SWINGLINE)
---------                ----------              ----------
---------                ----------              ----------
---------                ----------              ----------
   Total

                                    EXHIBIT L

APPROVED SERVICING PURCHASERS.

1. JPMorgan Chase Bank. N.A., as successor to/assignee of Chase Manhattan Mortgage Corporation

APPROVED SERVICING SALE AGREEMENTS.

1. Mortgage Loan Servicing Purchase and Sale Agreement dated July 25, 2003 between JPMorgan Chase Bank. N.A., as successor/assignee to Chase Manhattan Mortgage Corporation and Pulte Mortgage LLC, as amended through and including an Eighth Amendment thereto dated November 22, 2005 and as it may hereafter be amended from time to time.

                                    EXHIBIT M

                           APPROVED RECOURSE SERVICING

FNMA Bridge Loan Program

FNMA Condominium Program

                                    EXHIBIT N

                   FORM OF AMENDMENT FOR A PERMANENT INCREASE
                           TO THE AGGREGATE COMMITMENT

      This AMENDMENT (this "Amendment") is made as of the _______ day of _______ , 200__ by and among PULTE MORTGAGE LLC, a Delaware limited liability company (the "Borrower"), JPMORGAN CHASE BANK, N.A., as agent under the "Credit Agreement" (as defined below) (the "Agent") and ______________ (the "Supplemental Lender").

                                    RECITALS

      A. The Borrower, the Agent and certain other Lenders, as described therein, are parties to a Sixth Amended and Restated Revolving Credit Agreement dated as of May __, 2006 (as amended from time to time, the "Credit Agreement"). All terms used herein and not otherwise defined shall have the same meaning given to them in the Credit Agreement.

      B. Pursuant to Section 2.10(c) of the Credit Agreement, the Borrower has the right to increase the Aggregate Commitment on a permanent basis by obtaining increased Commitments upon satisfaction of certain conditions. This Amendment requires only the signature of the Borrower, the Agent and the Supplemental Lender so long as the Aggregate Commitment is not increased above $600,000,000.

      C. The Supplemental Lender is either (a) an existing Lender which is increasing its Commitment or (b) a new Lender which is a lending institution whose identity the Agent will approve by its signature below.

                                   AGREEMENTS

      1. Permanent Increase. In consideration of the foregoing, such Supplemental Lender, from and after the date hereof shall have a Commitment of $__ resulting in a new Aggregate Commitment of $__ as of the date hereof, and if it is a new Lender, the Supplemental Lender hereby assumes all of the rights and obligations of a Lender under the Credit Agreement.

      2. Effective Date. The effective date of this Amendment shall be deemed to have occurred on the date that all of the following conditions have been fulfilled:

            (i) this Amendment has been fully executed and delivered;

            (ii) if requested by the Supplemental Lender, the Borrower has executed and delivered to the Supplemental Lender a new or an amended and restated Note in the form attached to the Credit Agreement as Exhibit A to evidence the increased Commitment of the Supplemental Lender; and

            (iii) the Borrower has paid any upfront fee due to the Supplemental Lender with respect to such new or increased Commitment.

      3. Miscellaneous.

                        (i) The Borrower represents and warrants to the Lenders
            that (i) after giving effect to this Amendment, no Default or Unmatured Default exists, (ii) the Credit Agreement is in full force and effect, and (iii) the Borrower has no defenses or offsets to, or claims or counterclaims, relating to, its obligations under the Credit Agreement.

                        (ii) All of the obligations of the parties to the Credit
            Agreement, as amended hereby, are hereby ratified and confirmed. All references in the Loan Documents to the "Credit Agreement" henceforth shall be deemed to refer to the Credit Agreement as amended by this Amendment.

                        (iii) Nothing contained in this Amendment shall be
            construed to disturb, discharge, cancel, impair or extinguish the indebtedness evidenced by the existing Notes and secured by the Loan Documents or waive, release, impair, or affect the liens arising under the Loan Documents or the validity or priority thereof.

                        (iv) In the event of a conflict or inconsistency between
            the provisions of the Loan Documents and the provisions of this Amendment, the provisions of this Amendment shall govern. The provisions of this Amendment, the Credit Agreement, the Security Agreement and the other Loan Documents are in full force and effect except as amended herein and the Loan Documents as so amended are ratified and confirmed hereby by the Borrower.

                        (v) The Borrower agrees to reimburse the Agent and the
            Supplemental Lender for all reasonable out-of-pocket expenses (including legal fees and expenses) incurred in connection with the preparation, negotiation and consummation of this Amendment.

                        (vi) This Amendment shall be effective as of the date
            that the Agent has received executed counterparts of this Amendment from the Borrower and the Supplemental Lender.

                        (vii) This Amendment may be executed in counterparts
            which, taken together, shall constitute a single document.

      IN WITNESS WHEREOF, the Agent, the Borrower and the Supplemental Lender have executed this Amendment as of the date shown above.

                              PULTE MORTGAGE LLC

                              By: ________________________________
                                  Its:  ________________________________

                              JPMORGAN CHASE BANK, N.A., as Agent

                              By: ________________________________
                                  Its:  ________________________________

                              [SUPPLEMENTAL LENDER]

                              By: ________________________________
                                  Its:  ________________________________